EXECUTION COPY

AMENDED AND RESTATED COLLATERAL AND GUARANTEE AGREEMENT

dated as of

October 26, 2010

among

HEALTHSOUTH CORPORATION,

THE SUBSIDIARIES OF HEALTHSOUTH CORPORATION

IDENTIFIED HEREIN,

and

BARCLAYS BANK PLC,

as Collateral Agent

TABLE OF CONTENTS

Page

ARTICLE I
Definitions

Section 1.01.	Credit Agreement	3
Section 1.02.	Other Defined Terms	3

ARTICLE II
Guarantee

Section 2.01.	Guarantee	7
Section 2.02.	Guarantee of Payment	8
Section 2.03.	No Limitations	8
Section 2.04.	Reinstatement	9
Section 2.05.	Agreement To Pay; Subrogation	9

ARTICLE III
Pledge of Securities

Section 3.01.	Pledge	9
Section 3.02.	Delivery of Pledged Intercompany Notes	10
Section 3.03.	Delivery of Pledged Stock	10
Section 3.04.	Certification of Limited Liability Company and Limited Partnership Interests	10
Section 3.05.	Representations, Warranties and Covenants	10
Section 3.06.	Voting Rights; Dividends and Interest	12

ARTICLE IV
Security Interests in Personal Property

Section 4.01.	Security Interest	13
Section 4.02.	Representations and Warranties	16
Section 4.03.	Covenants	17
Section 4.04.	Other Actions	20
Section 4.05.	Covenants Regarding Patent, Trademark and Copyright Collateral	22

ARTICLE V
Remedies

Section 5.01.	Remedies Upon Default	24
Section 5.02.	Application of Proceeds	25
Section 5.03.	Grant of License to Use Intellectual Property	26
Section 5.04.	Securities Act	26
Section 5.05.	Registration	27

ARTICLE VI
Indemnity, Subrogation and Subordination

Section 6.01.	Indemnity and Subrogation	28

Section 6.02.	Contribution and Subrogation	28
Section 6.03.	Subordination	28

ARTICLE VII
Miscellaneous

Section 7.01.	Notices	29
Section 7.02.	Waivers; Amendment	29
Section 7.03.	Collateral Agent’s Fees and Expenses; Indemnification	29
Section 7.04.	Successors and Assigns	30
Section 7.05.	Survival of Agreement	30
Section 7.06.	Counterparts; Effectiveness; Several Agreement	30
Section 7.07.	Severability	31
Section 7.08.	Right of Set-Off	31
Section 7.09.	Governing Law; Jurisdiction; Consent to Service of Process	31
Section 7.10.	WAIVER OF JURY TRIAL	32
Section 7.11.	Headings	32
Section 7.12.	Security Interest Absolute	32
Section 7.13.	Termination or Release	33
Section 7.14.	Additional Subsidiaries	33
Section 7.15.	Collateral Agent Appointed Attorney-in-Fact	33

Schedules

Schedule I	Subsidiary Parties
Schedule II	Pledged Stock; Debt Securities
Schedule III	Intellectual Property
Schedule IV	[Intentionally omitted]
Schedule V	Commercial Tort Claims
Schedule VI	Limited Liability Company and Partnership Interest Certificates
Schedule VII	Specified Borrower Litigation

Exhibits

Exhibit I	Form of Supplement
Exhibit II	Form of Perfection Certificate

AMENDED AND RESTATED COLLATERAL AND GUARANTEE AGREEMENT dated as of October 26, 2010 (this “Agreement”) among HEALTHSOUTH CORPORATION, a Delaware corporation (the “Borrower”), the Subsidiaries identified herein and BARCLAYS BANK PLC, as Collateral Agent.

The Borrower and other the parties to the Collateral and Guarantee Agreement dated as of March 10, 2006 (the “Existing Collateral and Guarantee Agreement”) among the Borrower, the subsidiaries of the Borrower party thereto and JPMorgan Chase Bank, N.A., as the collateral agent (the “Existing Collateral Agent”), have agreed to amend the Existing Collateral and Guarantee Agreement in certain respects and to restate the Existing Collateral and Guarantee Agreement as so amended as provided in this Agreement.

Reference is made to the Amended and Restated Credit Agreement dated as of October 26, 2010 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the lenders from time to time party thereto and Barclays Bank PLC, as administrative agent and collateral agent. The Lenders have agreed to extend credit to the Borrower on the terms and subject to the conditions set forth in the Credit Agreement.  The obligations of the Lenders to extend such credit are conditioned upon, among other things, the execution and delivery by the parties hereto of this Agreement.  Accordingly, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01. Credit Agreement.  (a) Capitalized terms used in this Agreement (including the preamble hereto) and not otherwise defined herein have the meanings specified in the Credit Agreement.  All terms defined in the New York UCC (as defined herein) and not defined in this Agreement or in the Credit Agreement have the meanings specified therein; the term “instrument” shall have the meaning specified in Article 9 of the New York UCC.

(b) The rules of construction specified in Sections 1.03 and 1.04 of the Credit Agreement shall also apply to this Agreement.

Section 1.02. Other Defined Terms.  As used in this Agreement, the following terms have the meanings specified below:

“Account Debtor” means any Person who is or who may become obligated to any Grantor under, with respect to or on account of an Account.

“Article 9 Collateral” has the meaning assigned to such term in Section 4.01.

“CHAMPUS” means the United States Department of Defense Civilian Health and Medical Programs of the United States or any successor thereto, including, without limitation, TRICARE.

“Claiming Party” has the meaning assigned to such term in Section 6.02.

“Collateral” means Article 9 Collateral and Pledged Collateral.

“Contributing Party” has the meaning assigned to such term in Section 6.02.

“Copyright License” means any written agreement, now or hereafter in effect, granting any right to any third party under any copyright now or hereafter owned by any Grantor or that such Grantor otherwise has the right to license, or granting any right to any Grantor under any copyright now or hereafter owned by any third party, and all rights of such Grantor under any such agreement.

“Copyright Security Agreement” means any Copyright Security Agreement executed and delivered by a Grantor, dated as of the date hereof, in form and substance reasonably satisfactory to the Collateral Agent, executed and delivered by any Grantor to the Collateral Agent pursuant to Section 4.01 of the Credit Agreement.

“Copyrights” means all of the following now owned or hereafter acquired by any Grantor:  (a) all copyright rights in any work subject to the copyright laws of the United States or any other country, whether as author, assignee, transferee or otherwise, and (b) all registrations and applications for registration of any such copyright in the United States or any other country, including registrations, recordings, supplemental registrations and pending applications for registration in the United States Copyright Office, including those listed on Schedule III.

“Credit Agreement” has the meaning assigned to such term in the preliminary statement of this Agreement.

“Excluded Copyrights” means each of the following registered Copyrights: (i) “Back to Health: The Magazine of Healthsouth” registration no. TX4586438 and (ii) “Back to Health: the Magazine of Healthsouth” registration no. TX 4502365.

“Excluded Property” has the meaning assigned to such term in Section 4.01(a).

“Excluded Trademarks” means each of the following registered Trademarks: (i) “GETTING PEOPLE BACK ON THEIR FEET” registration no. 2,932,301, application no. 76/441,785; and (ii) “BACK TO HEALTH” registration no. 2,363,231, application no. 75/566,908.

“Federal Securities Laws” has the meaning assigned to such term in Section 5.04.

“General Intangibles” means all choses in action and causes of action, all other intangible personal property of every kind and nature (other than Accounts) now owned or hereafter acquired by any Grantor and all other “general intangibles”, as defined in the New York UCC (other than Accounts), including corporate or other business records, indemnification claims, contract rights (including rights under leases, whether entered into as lessor or lessee, Swap Agreements and other agreements), Intellectual Property, goodwill, registrations, franchises, tax refund claims and any letter of credit, guarantee, claim, security interest or other security held by or granted to any Grantor to secure payment by an Account Debtor of any of the Accounts.

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“Government Receivables” shall mean, collectively, any and all (i) Receivables arising under any Medical Reimbursement Program, and (ii) any other Receivable payable by a Governmental Authority if the applicable Grantor is not permitted under the Applicable Law to deposit such Receivables into a Deposit or Securities Account subject to Collateral Agent’s Control.

 “Grantors” means the Borrower and the Subsidiary Parties.

“Guarantors” means the Subsidiary Parties.

“Intellectual Property” means all intellectual and similar property of every kind and nature now owned or hereafter acquired by any Grantor, including inventions, designs, Patents, Copyrights, Licenses, Trademarks, trade secrets, confidential or proprietary technical and business information, know-how, show-how or other data or information, software and databases and all embodiments or fixations thereof and related documentation, registrations and franchises, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing.

“IP Security Agreements” means the Patent Security Agreements, Trademark Security Agreements and Copyright Security Agreements.

“License” means any Patent License, Trademark License, Copyright License or other license or sublicense agreement to which any Grantor is a party, including those listed on Schedule III.

“Medicaid” means that entitlement program under Title XIX of the Social Security Act that provides federal grants to states for medical assistance based on specific eligibility criteria.

“Medical Reimbursement Programs” means the Medicare, Medicaid, CHAMPUS and TRICARE programs and any other healthcare program operated by or financed in whole or in part by any foreign, domestic, federal, state or local government and any other non-government funded Third Party Payor Arrangements.

“Medicare” means that government-sponsored entitled program under Title XVIII of the Social Security Act that provides for a health insurance system for eligible elderly and disabled individuals.

 “New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

 “Patent License” means any written agreement, now or hereafter in effect, granting to any third party any right to make, use or sell any invention on which a patent, now or hereafter owned by any Grantor or that any Grantor otherwise has the right to license, is in existence, or granting to any Grantor any right to make, use or sell any invention on which a patent, now or hereafter owned by any third party, is in existence, and all rights of any Grantor under any such agreement.

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“Patent Security Agreement” means any Patent Security Agreement executed and delivered by a Grantor, dated as of the date hereof, in form and substance reasonably satisfactory to the Collateral Agent, executed and delivered by any Grantor to the Collateral Agent pursuant to Section 4.01 of the Credit Agreement.

“Patents” means all of the following now owned or hereafter acquired by any Grantor:  (a) all letters patent of the United States or the equivalent thereof in any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or the equivalent thereof in any other country, including registrations, recordings and pending applications in the United States Patent and Trademark Office or any similar offices in any other country, including those listed on Schedule III, and (b) all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein.

“Perfection Certificate” means a certificate substantially in the form of Exhibit II, completed and supplemented with the schedules and attachments contemplated thereby, and duly executed by a Financial Officer and the chief legal officer of the Borrower.

“Pledged Collateral” has the meaning assigned to such term in Section 3.01.

“Pledged Debt Securities” has the meaning assigned to such term in Section 3.01.

“Pledged Intercompany Note” has the meaning assigned to such term in Section 3.02.

“Pledged Securities” means any promissory notes, stock certificates or other securities now or hereafter included in the Pledged Collateral, including all certificates, instruments or other documents representing or evidencing any Pledged Collateral.

“Pledged Stock” has the meaning assigned to such term in Section 3.01.

“Secured Parties” means (a) the Lenders, (b) the Administrative Agent, (c) the Collateral Agent, (d) each Issuing Bank, (e) each counterparty to any Swap Agreement with a Loan Party the obligations under which constitute Obligations, (f) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document, (g) any other Person to which any Obligation is owed and (h) the successors and permitted assigns of each of the foregoing.

“Security Interest” has the meaning assigned to such term in Section 4.01.

“Settlement Agreement” means any contract or agreement entered into by the Borrower or any of its Subsidiaries in connection with any settlement of any litigation or proceedings disclosed on Schedule VII, including the Stipulation of Partial Settlement dated as of September 26, 2006, by and among HealthSouth Corporation, the stockholder lead plaintiffs named therein, the bondholder lead plaintiff named therein and the individual defendants named therein.

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“Specified Borrower Litigation” means the litigation and proceedings disclosed on Schedule VII.

“Specified Deposit Accounts” means all concentration accounts, investment accounts, automated clearing house accounts and similar accounts maintained by the Borrower, other than any such accounts into which Governmental Receivables are deposited or any such account that is Excluded Property.

 “Subsidiary Parties” means (a) the Subsidiaries identified on Schedule I and (b) each other Subsidiary that becomes a party to this Agreement as a Subsidiary Party after the Effective Date.

“Trademark License” means any written agreement, now or hereafter in effect, granting to any third party any right to use any trademark now or hereafter owned by any Grantor or that any Grantor otherwise has the right to license, or granting to any Grantor any right to use any trademark now or hereafter owned by any third party, and all rights of any Grantor under any such agreement.

“Trademark Security Agreement” means any Trademark Security Agreement executed and delivered by a Grantor, dated as of the date hereof, in form and substance reasonably satisfactory to the Collateral Agent, executed and delivered by any Grantor to the Collateral Agent pursuant to Section 4.01 of the Credit Agreement.

“Trademarks” means all of the following now owned or hereafter acquired by any Grantor:  (a) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office or any similar offices in any State of the United States or any other country or any political subdivision thereof, and all extensions or renewals thereof, including those listed on Schedule III, (b) all goodwill associated therewith or symbolized thereby and (c) all other assets, rights and interests that uniquely reflect or embody such goodwill.

“TRICARE” means the United States Department of Defense health care program for service families, including, but not limited to, TRICARE Prime, TRICARE, Extra and TRICARE Standard, any successor to or predecessor thereof (including, without limitation, CHAMPUS).

ARTICLE II

GUARANTEE

Section 2.01. Guarantee.  Each Guarantor unconditionally guarantees, jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety, the due and punctual payment and performance of the Obligations.  Each of the Guarantors further agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or

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further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Obligation.  Each of the Guarantors waives presentment to, demand of payment from and protest to the Borrower or any other Loan Party of any of the Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment.

Section 2.02. Guarantee of Payment.  Each of the Guarantors further agrees that its guarantee hereunder constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by the Collateral Agent or any other Secured Party to any security held for the payment of the Obligations or to any balance of any deposit account or credit on the books of the Collateral Agent or any other Secured Party in favor of the Borrower or any other Person.

Section 2.03. No Limitations.  (a) Except for termination of a Guarantor’s obligations hereunder as expressly provided in Section 7.13, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by (i) the failure of the Collateral Agent or any other Secured Party to assert any claim or demand or to enforce any right or remedy under the provisions of any Loan Document or otherwise; (ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, any Loan Document or any other agreement, including with respect to any other Guarantor under this Agreement; (iii) the release of, or any impairment of or failure to perfect any Lien on or security interest in, any security held by the Collateral Agent or any other Secured Party for the Obligations or any of them; (iv) any default, failure or delay, willful or otherwise, in the performance of the Obligations; or (v) any other act or omission that may or might in any manner or to any extent vary the risk of any Guarantor or otherwise operate as a discharge of any Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of all the Obligations (other than obligations in respect of Swap Agreements or Cash Management Obligations)). Each Guarantor expressly authorizes the Secured Parties to take and hold security in accordance with the provisions of this Agreement for the payment and performance of the Obligations, to exchange, waive or release any or all such security (with or without consideration), to enforce or apply such security and direct the order and manner of any sale thereof in their sole discretion or to release or substitute any one or more other guarantors or obligors upon or in respect of the Obligations, all without affecting the obligations of any Guarantor hereunder.

(b) To the fullest extent permitted by applicable law, each Guarantor waives any defense based on or arising out of any defense of the Borrower or any other Loan Party or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower or any other Loan Party, other than the indefeasible payment in full in cash of all the Obligations.  The Collateral Agent and the other Secured Parties may, at their election, foreclose on any security held by one or more of them in accordance with the provisions of this Agreement by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with the Borrower or any other Loan Party or

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exercise any other right or remedy available to them against the Borrower or any other Loan Party, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Obligations have been fully and indefeasibly paid in full in cash. To the fullest extent permitted by applicable law, each Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against the Borrower or any other Loan Party, as the case may be, or any security.

Section 2.04. Reinstatement.  Each of the Guarantors agrees that its guarantee hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by the Collateral Agent or any other Secured Party upon the bankruptcy or reorganization of the Borrower or any other Loan Party or otherwise.

Section 2.05. Agreement To Pay; Subrogation.  In furtherance of the foregoing and not in limitation of any other right that the Collateral Agent or any other Secured Party has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Borrower or any other Loan Party to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Collateral Agent for distribution to the applicable Secured Parties in cash the amount of such unpaid Obligation. Upon payment by any Guarantor of any sums to the Collateral Agent as provided above, all rights of such Guarantor against the Borrower or any other Loan Party arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subject to Article VI.

ARTICLE III

PLEDGE OF SECURITIES

Section 3.01. Pledge.  As security for the payment or performance, as the case may be, in full of the Obligations, each Grantor hereby assigns and pledges to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in, all of such Grantor’s right, title and interest in, to and under (i) the shares of capital stock and other Equity Interests owned by it on the date hereof (including all such shares and Equity Interests listed on Schedule II) and any other Equity Interests obtained in the future by such Grantor, and the certificates representing all the foregoing shares and Equity Interests (the “Pledged Stock”); provided that the Pledged Stock shall not include any Excluded Equity Interests; (ii) all debt securities or Indebtedness (including intercompany Indebtedness) held by it on the date hereof (including all such debt securities or Indebtedness listed on Schedule II) and any debt securities or Indebtedness in the future issued to or held by such Grantor, and the promissory notes and any other instruments evidencing such debt securities or Indebtedness (the “Pledged Debt Securities”); (iii) all other property that may be pledged to the Collateral Agent pursuant to the terms of this Section 3.01; (iv) all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other Proceeds

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received in respect of, the securities referred to in clauses (i) and (ii) above; (v) all rights and privileges of such Grantor with respect to the securities and other property referred to in clauses (i), (ii), (iii) and (iv) above; and (vi) all Proceeds of any of the foregoing (the items referred to in clauses (i) through (vi) above being collectively referred to as the “Pledged Collateral”).

Section 3.02. Delivery of Pledged Intercompany Notes.  (a) Each Grantor will cause any Indebtedness (other than Indebtedness under the Borrower’s cash management system) owed to such Grantor by the Borrower or any Subsidiary to be evidenced by a duly executed promissory note (a “Pledged Intercompany Note”) that is pledged and delivered to the Collateral Agent.

(b) Upon delivery to the Collateral Agent, any Pledged Intercompany Notes shall be accompanied by instruments of transfer reasonably satisfactory to the Collateral Agent and by such other instruments and documents as the Collateral Agent may reasonably request.  Each delivery of Pledged Intercompany Notes shall be accompanied by a schedule describing such notes, which schedule shall be attached hereto as Schedule II and made a part hereof; provided that failure to attach any such schedule hereto shall not affect the validity of such pledge of such Pledged Intercompany Notes.  Each schedule so delivered shall supplement any prior schedules so delivered.

Section 3.03. Delivery of Pledged Stock.  (a)  Each Grantor will cause all Pledged Stock (other than Pledged Stock representing an interest in a limited liability company or partnership) to be evidenced by a duly executed stock certificate that is pledged and delivered to the Collateral Agent.

(b) Upon delivery to the Collateral Agent, any Pledged Stock (other than Pledged Stock representing an interest in a limited liability company or partnership) shall be accompanied by instruments of transfer reasonably satisfactory to the Collateral Agent and by such other instruments and documents as the Collateral Agent may reasonably request.  Each delivery of such Pledged Stock shall be accompanied by a schedule describing such Pledged Stock in the manner specified in Section 3.15 with respect to Schedule II, which schedule shall be attached hereto as Schedule II and made a part hereof; provided that failure to attach any such schedule hereto shall not affect the validity of such pledge of such Pledged Stock.  Each schedule so delivered shall supplement any prior schedules so delivered.

Section 3.04. Certification of Limited Liability Company and Limited Partnership Interests.  No interest in any limited liability company or partnership controlled by any Grantor and pledged hereunder shall be represented by a certificate, other than as set forth in Schedule VI, and the Loan Parties shall not take any action, or permit any action to be taken, that could reasonably be expected to result in any such interest (i) constituting a “security” within the meaning of Article 8 of the New York UCC or (ii) otherwise being governed by Article 8 of the New York UCC.

Section 3.05. Representations, Warranties and Covenants.  The Grantors jointly and severally represent, warrant and covenant to and with the Collateral Agent, for the benefit of the Secured Parties, that:

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(a) Schedule II correctly sets forth the percentage of the issued and outstanding units of each class of the Equity Interests of the issuer thereof represented by the Pledged Stock on the date of this Agreement and includes all Equity Interests, debt securities and promissory notes required to be pledged hereunder in order to satisfy the Collateral and Guarantee Requirement on the date of this Agreement;

(b) the Pledged Stock and Pledged Debt Securities owing by any Grantor have been duly and validly authorized and issued by the issuers thereof and (i) in the case of Pledged Stock, are fully paid and nonassessable and (ii) in the case of Pledged Debt Securities owing by any Grantor, are legal, valid and binding obligations of the issuers thereof;

(c) except for the security interests granted hereunder, each of the Grantors (i) is and, subject to any transfers made in compliance with the Credit Agreement, will continue to be the direct owner, beneficially and of record, of the Pledged Securities indicated on Schedule II as owned by such Grantor, (ii) holds the same free and clear of all Liens, other than Liens created by this Agreement, Liens permitted pursuant to Section 6.06 of the Credit Agreement and transfers made in compliance with the Credit Agreement, (iii) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on the Pledged Collateral, other than Liens created by this Agreement, Liens permitted pursuant to Section 6.06 of the Credit Agreement and transfers made in compliance with the Credit Agreement, and (iv) will defend its title or interest thereto or therein against any and all Liens (other than the Lien created by this Agreement and Liens permitted pursuant to Section 6.06 of the Credit Agreement), however arising, of all Persons whomsoever;

(d) except for restrictions and limitations imposed or permitted by the Loan Documents, including restrictions and limitations permitted under Section 6.07 of the Credit Agreement, or securities laws generally, the Pledged Collateral is and will continue to be freely transferable and assignable, and none of the Pledged Collateral is or will be subject to any option, right of first refusal, shareholders agreement, charter or bylaw provisions or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect the pledge of such Pledged Collateral hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Collateral Agent of rights and remedies hereunder;

(e) each of the Grantors has the power and authority to pledge the Pledged Collateral pledged by it hereunder in the manner hereby done or contemplated;

(f) no consent or approval of any Governmental Authority, any securities exchange or any other Person was or is necessary to the validity of the pledge effected hereby (other than such as have been obtained and are in full force and effect);

(g) by virtue of the execution and delivery by the Grantors of this Agreement, when (i) any Pledged Intercompany Notes or Pledged Stock are delivered to the Collateral Agent in accordance with this Agreement, in each case, accompanied by instruments of transfer duly executed in blank or (ii) the appropriate Uniform Commercial Code filings and other appropriate filings, recordings or registrations prepared by the Collateral Agent based upon the information provided to the Collateral Agent in the Perfection Certificate for filing in each governmental, municipal or other office specified in Schedule 2 to the Perfection Certificate (or specified by

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notice from the Borrower to the Collateral Agent after the Effective Date in the case of filings, recordings or registrations required by Section 5.14 of the Credit Agreement) are made with respect to the other Pledged Securities, the Collateral Agent will obtain a legal, valid and perfected lien upon and security interest in the Pledged Securities as security for the payment and performance of the Obligations; and

(h) the pledge effected hereby is effective to vest in the Collateral Agent, for the benefit of the Secured Parties, the rights of the Collateral Agent in the Pledged Collateral as set forth herein.

Section 3.06. Voting Rights; Dividends and Interest.  (a) Unless and until an Event of Default shall have occurred and be continuing and the Collateral Agent shall have notified the Grantors that their rights under this Section 3.06 are being suspended:

(i) Each Grantor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Securities or any part thereof for any purpose consistent with the terms of this Agreement, the Credit Agreement and the other Loan Documents; provided that such rights and powers shall not be exercised in any manner that could reasonably be expected to materially and adversely affect the rights inuring to a holder of any Pledged Securities or the rights and remedies of any of the Collateral Agent or the other Secured Parties under this Agreement or the Credit Agreement or any other Loan Document or the ability of the Secured Parties to exercise the same.

(ii) The Collateral Agent shall promptly execute and deliver to each Grantor, or cause to be promptly executed and delivered to such Grantor, all such proxies, powers of attorney and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to subparagraph (i) above.

(iii) Each Grantor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Securities to the extent and only to the extent that such dividends, interest, principal and other distributions are permitted by, and otherwise paid or distributed in accordance with, the terms and conditions of the Credit Agreement, the other Loan Documents and applicable laws; provided that any noncash dividends, interest, principal or other distributions that would constitute Pledged Stock or Pledged Debt Securities, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Pledged Collateral, and, if received by any Grantor, shall not be commingled by such Grantor with any of its other funds or property but shall be held separate and apart therefrom and shall be held in trust for the benefit of the Collateral Agent.

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(b) Upon the occurrence and during the continuance of an Event of Default, after the Collateral Agent shall have notified the Grantors of the suspension of their rights under paragraph (a)(iii) of this Section 3.06, all rights of any Grantor to dividends, interest, principal or other distributions that such Grantor is authorized to receive pursuant to paragraph (a)(iii) of this Section 3.06 shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions. All dividends, interest, principal or other distributions received by any Grantor contrary to the provisions of this Section 3.06 shall be held in trust for the benefit of the Collateral Agent, shall be segregated from other property or funds of such Grantor and shall be forthwith delivered to the Collateral Agent upon demand in the form in which so received (with any necessary endorsement).  Any and all money and other property paid over to or received by the Collateral Agent pursuant to the provisions of this paragraph (b) shall be retained by the Collateral Agent in an account to be established by the Collateral Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 5.02.  After all Events of Default have been cured or waived and the Borrower has delivered to the Collateral Agent a certificate to that effect, the Collateral Agent shall promptly repay to each Grantor (without interest) all dividends, interest, principal or other distributions that such Grantor would otherwise be permitted to retain pursuant to the terms of paragraph (a)(iii) of this Section 3.06 that shall remain in such account.

(c) Upon the occurrence and during the continuance of an Event of Default, after the Collateral Agent shall have notified the Grantors of the suspension of their rights under paragraph (a)(i) of this Section 3.06, all rights of any Grantor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 3.06, and the obligations of the Collateral Agent under paragraph (a) (ii) of this Section 3.06, shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers.

(d) Any notice given by the Collateral Agent to the Grantors suspending their rights under paragraph (a) of this Section 3.06 (i) may be given by telephone if promptly confirmed in writing, (ii) may be given to one or more of the Grantors at the same or different times and (iii) may suspend the rights of the Grantors under paragraph (a)(i) or paragraph (a)(iii) in part without suspending all such rights (as specified by the Collateral Agent in its sole and absolute discretion) and without waiving or otherwise affecting the Collateral Agent’s rights to give additional notices from time to time suspending other rights so long as an Event of Default has occurred and is continuing.

ARTICLE IV

SECURITY INTERESTS IN PERSONAL PROPERTY

Section 4.01. Security Interest.  (a) As security for the payment or performance, as the case may be, in full of the Obligations, each Grantor hereby assigns and pledges to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest (the “Security Interest”) in, all right, title or interest in or to any and all of the

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following assets and properties now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Article 9 Collateral”):

(i) all Accounts;

(ii) all Chattel Paper;

(iii) all Deposit Accounts;

(iv) all Documents;

(v) all Equipment;

(vi) all General Intangibles;

(vii) all Goods not covered by the other clauses of this Section 4.01;

(viii) all Instruments;

(ix) all Intellectual Property;

(x) all Inventory;

(xi) all Investment Property;

(xii) all Letter-of-Credit rights;

(xiii) all rights and claims in respect of Federal, state or other tax refunds;

(xiv) all commercial tort claims set forth in Schedule V;

(xv) all books and records pertaining to the Article 9 Collateral; and

(xvi) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing.

Notwithstanding anything herein to the contrary, in no event shall the Article 9 Collateral include or the security interest granted under Section 4.01 hereof attach to, nor shall the terms “Investment Property,” “Pledged Stock,” “Pledged Debt Securities,” “Goods,” “General Intangibles,” “Deposit Accounts,” “Accounts,” “Equipment,” and “Intellectual Property”, include (A) any lease, license, contract, property rights or agreement to which any Grantor is a party or any of its rights or interests thereunder if and for so long as the grant of such security interest shall constitute or result in (i) the abandonment, invalidation or unenforceability of any right, title or interest of any Grantor therein or (ii) in a breach or termination pursuant to the terms of, or a default under, any such lease, license, contract property rights or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406,

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9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity), provided however that the Article 9 Collateral shall include and such security interest shall attach immediately at such time as the condition causing such abandonment, invalidation or unenforceability shall be remedied and to the extent severable, shall attach immediately to any portion of such Lease, license, contract, property rights or agreement that does not result in any of the consequences specified in (i) or (ii) above; (B) any “intent to use” Trademark applications pursuant to 15 U.S.C. ss. 1051 for which a “statement of use” or “amendment to allege use” has not been filed with, and accepted by, the United States Patent and Trademark Office or the applicable foreign equivalent thereof (provided, however that the Article 9 Collateral shall include and such security interest shall attach immediately at such time that such statement of use or amendment to allege use is filed and accepted); (C) Goods owned by any Grantor on the date hereof or hereafter acquired that is subject to a Lien securing a purchase money obligation or capital lease obligation permitted to be incurred pursuant to the provisions of the Credit Agreement if the contract or other agreement in which such Lien is granted (or the documentation providing for such purchase money obligation or capital lease obligation) prohibits or requires the consent of any Person other than the Grantors as a condition to the creation of any other Lien on such Equipment or other property; (D) Excluded Equity Interests; (E) those rights to payment under any Medical Reimbursement Programs and the Deposit Accounts into which such payments are deposited, in each case, to the extent that the grant of a Lien or security interest in such payments or Deposit Accounts would cause an immediate and actual forfeiture of any Grantor’s rights to such payments or Deposit Accounts under applicable law; (F) Specified Borrower Litigation if the grant of a security interest therein shall constitute or result in a breach or violation of any limitations set forth in any Settlement Agreement; (G) with respect to any Specified Borrower Litigation not excluded pursuant to the immediately preceding clause (F), Proceeds received in respect of such Specified Borrower Litigation in excess of the amounts any Grantor is entitled to retain after having paid amounts it is obligated to pay to other plaintiffs pursuant to any Settlement Agreement; (H) motor vehicles, (I) Excluded Copyrights; and (J) Excluded Trademarks; clauses (A) through (J) above are herein collectively referred to as “Excluded Property”; provided, however, that, except as set forth in the immediately preceding clause (G), Excluded Property shall not include any Proceeds, substitutions or replacements for any Excluded Property (unless such Proceeds, substitutions or replacements would constitute Excluded Property).

Notwithstanding anything to the contrary contained herein, in the absence of a court order by a court of competent jurisdiction, the Collateral Agent shall not have a right (and such right is not being granted hereunder) to directly collect from, direct the transfer of, or otherwise enforce against, Medicare, Medicaid or CHAMPUS any payment owing from Medicare, Medicaid or CHAMPUS, as the case may be, that is Article 9 Collateral, if such collection, direction of transfer or other enforcement would be in violation of applicable requirements of law or would cause an immediate, actual forfeiture of a Grantor’s rights to such payment.

(b) Each Grantor hereby irrevocably authorizes the Collateral Agent at any time and from time to time to file in any relevant jurisdiction any initial financing statements (including fixture filings) with respect to the Article 9 Collateral or any part thereof and amendments thereto that (i) indicate the Collateral as all assets of such Grantor or words of

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similar effect as being of an equal or lesser scope or with greater detail, and (ii) contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment, including (a) whether such Grantor is an organization, the type of organization and any organizational identification number issued to such Grantor and (b) in the case of a financing statement filed as a fixture filing or covering Article 9 Collateral constituting minerals or the like to be extracted or timber to be cut, a sufficient description of the real property to which such Article 9 Collateral relates. Each Grantor agrees to provide such information to the Collateral Agent promptly upon request.

Each Grantor also ratifies its authorization for the Collateral Agent to have filed in any relevant jurisdiction any initial financing statements or amendments thereto filed prior to the date hereof.

The Collateral Agent is further authorized to file with the United States Patent and Trademark Office or United States Copyright Office (or any successor office or any similar office in any other country) such documents as may be necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by each Grantor, without the signature of any Grantor, and naming any Grantor or the Grantors as debtors and the Collateral Agent as secured party.

(c) The Security Interest is granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Article 9 Collateral.

Section 4.02. Representations and Warranties.  The Grantors jointly and severally represent and warrant to the Collateral Agent and the Secured Parties that:

(a) Each Grantor has good and valid rights in and title to the Article 9 Collateral with respect to which it has purported to grant a Security Interest hereunder and has full power and authority to grant to the Collateral Agent, for the benefit of the Secured Parties, the Security Interest in such Article 9 Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person other than any consent or approval that has been obtained.

(b) The Perfection Certificate has been duly prepared, completed and executed and the information set forth therein, including the exact legal name of each Grantor, is correct and complete in all material respects as of the Effective Date.  The Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations prepared by the Collateral Agent based upon the information provided to the Collateral Agent in the Perfection Certificate for filing in each governmental, municipal or other office specified in Schedule 2 to the Perfection Certificate (or specified by notice from the Borrower to the Collateral Agent after the Effective Date in the case of filings, recordings or registrations required by Section 5.14 of the Credit Agreement), are all the filings, recordings and registrations (other than filings required to be made in the United States Patent and Trademark Office and the United States Copyright Office in order to perfect the Security interest in Article 9 Collateral consisting of United States Patents, Trademarks and Copyrights) that are necessary to publish notice of and protect the validity of and to establish a legal, valid and

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perfected security interest in favor of the Collateral Agent (for the benefit of the Secured Parties) in respect of all Article 9 Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of continuation statements.   In addition to the filings, recordings or registrations described above, each Grantor represents and warrants that a fully executed copy of each IP Security Agreement, containing a description of all Article 9 Collateral consisting of Intellectual Property with respect to United States Patents and United States registered Trademarks (and Trademarks for which United States registration applications are pending) and United States registered Copyrights, has been delivered to the Collateral Agent for recording by the United States Patent and Trademark Office and the United States Copyright Office pursuant to 35 U.S.C. ss. 261, 15 U.S.C. ss. 1060 or 17 U.S.C. ss. 205 and the regulations thereunder, as applicable, and otherwise as may be required pursuant to the laws of any other necessary jurisdiction, to protect the validity of and to establish a legal, valid and perfected security interest in favor of the Collateral Agent (for the benefit of the Secured Parties) in respect of all Article 9 Collateral consisting of registered or issued Patents, Trademarks and Copyrights in which a security interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary (other than such actions as are necessary to perfect the Security Interest with respect to any Article 9 Collateral consisting of Patents, Trademarks and Copyrights (or registration or application for registration thereof) other than with respect to Patents, Trademarks and Copyrights acquired or developed after the date hereof).

(c) The Security Interest constitutes (i) a legal and valid security interest in all the Article 9 Collateral securing the payment and performance of the Obligations, (ii) subject to the filings described in and limitations set forth in Section 4.02(b), a perfected security interest in all Article 9 Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the Uniform Commercial Code or other applicable law in such jurisdictions and (iii) subject to the filings described in and limitations set forth in Section 4.02(b), a security interest that shall be perfected in all Article 9 Collateral in which a security interest may be perfected upon the receipt and recording of each IP Security Agreement with the United States Patent and Trademark Office and the United States Copyright Office, as applicable, and otherwise as may be required pursuant to the laws of any other necessary jurisdiction. The Security Interest is and shall be prior to any other Lien on any of the Article 9 Collateral, other than Liens permitted under the Credit Agreement.

(d) The Article 9 Collateral is owned by the Grantors free and clear of any Lien, except for Liens expressly permitted pursuant to Section 6.06 of the Credit Agreement.  None of the Grantors has filed or consented to the filing of (i) any financing statement or analogous document under the Uniform Commercial Code or any other applicable laws covering any Article 9 Collateral other than those previously filed by the Existing Collateral Agent, as secured party, to perfect the liens and security interest granted pursuant to the Existing Collateral and Security Agreement that are to be assigned to the Collateral Agent on the Effective Date, (ii) any assignment in which any Grantor assigns any Collateral or any security agreement or similar

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instrument covering any Article 9 Collateral with the United States Patent and Trademark Office or the United States Copyright Office, other than Liens permitted pursuant to Section 6.06 of the Credit Agreement other than those previously filed by the Existing Collateral Agent, as secured party, to perfect the liens and security interest granted pursuant to the Existing Collateral and Security Agreement that are to be assigned to the Collateral Agent on the Effective Date, or (iii) any assignment in which any Grantor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for Liens expressly permitted pursuant to Section 6.06 of the Credit Agreement.

Section 4.03. Covenants.  (a) Each Grantor agrees promptly to notify the Collateral Agent in writing of any change (i) in corporate name, (ii) in its identity or type of organization or corporate structure, (iii) in its Federal Taxpayer Identification Number or organizational identification number or (iv) in its jurisdiction of organization.  Each Grantor agrees to promptly provide the Collateral Agent with certified organizational documents reflecting any of the changes described in the first sentence of this paragraph.  Each Grantor agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected first priority security interest in all the Article 9 Collateral.  Each Grantor agrees promptly to notify the Collateral Agent if any material portion of the Article 9 Collateral owned or held by such Grantor is damaged or destroyed.

(b) Each Grantor agrees to maintain, at its own cost and expense, such complete and accurate records with respect to the Article 9 Collateral owned by it as is consistent with its current practices and in accordance with such prudent and standard practices used in industries that are the same as or similar to those in which such Grantor is engaged.

(c) Reserved.

(d) Each Grantor shall, at its own expense, take any and all actions reasonably necessary to defend title to the Article 9 Collateral against all Persons and to defend the Security Interest of the Collateral Agent in the Article 9 Collateral and the priority thereof against any Lien not expressly permitted pursuant to Section 6.06 of the Credit Agreement.

(e) Each Grantor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Collateral Agent may from time to time reasonably request to better assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing statements (including fixture filings) or other documents in connection herewith or therewith.

(f) The Collateral Agent and such Persons as the Collateral Agent may reasonably designate shall have the right, at the Grantors’ own cost and expense and with at least 10 Business Days prior notice, to inspect the Article 9 Collateral, all records related thereto (and

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to make extracts and copies from such records) and the premises upon which any of the Article 9 Collateral is located, to discuss the Grantors’ affairs with the officers of the Grantors and their independent accountants and to verify under reasonable procedures, in accordance with Section 5.07 of the Credit Agreement, the validity, amount, quality, quantity, value, condition and status of, or any other matter relating to, the Article 9 Collateral, including, in the case of Accounts or Article 9 Collateral in the possession of any third person, by contacting Account Debtors or the third person possessing such Article 9 Collateral for the purpose of making such a verification, provided that (i) such inspection, discussion and verification shall be during normal business hours and shall not be materially disruptive to the business of the applicable Grantor, (ii) unless a Default or Event of Default shall have occurred and be continuing, there shall be no more than two separate instances of such inspections, discussions and verifications in any calendar year (inclusive of any such instances conducted in accordance with Section 5.07 of the Credit Agreement) and (iii) no prior notice in respect of any such inspections, discussions and verifications shall be required if a Default or Event of Default shall have occurred and be continuing. The Collateral Agent shall have the absolute right to share any information it gains from such inspection or verification with any Secured Party.

(g) At its option, the Collateral Agent may discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Article 9 Collateral and not permitted pursuant to Section 6.06 of the Credit Agreement, and may pay for the maintenance and preservation of the Article 9 Collateral to the extent any Grantor fails to do so as required by the Credit Agreement or this Agreement, and each Grantor jointly and severally agrees to reimburse the Collateral Agent on demand for any payment made or any expense incurred by the Collateral Agent pursuant to the foregoing authorization; provided that nothing in this paragraph shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Collateral Agent or any Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Loan Documents.

(h) If at any time any Grantor shall take a security interest in any property of an Account Debtor or any other Person to secure payment and performance of an Account, such Grantor shall promptly assign such security interest to the Collateral Agent; provided that this requirement shall not apply to security interests that, in the aggregate, apply to property with a value of $3,000,000 or less.  Such assignment need not be filed of public record unless necessary to continue the perfected status of the security interest against creditors of and transferees from the Account Debtor or other Person granting the security interest.

(i) Each Grantor shall remain liable to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Article 9 Collateral, all in accordance with the terms and conditions thereof, and each Grantor jointly and severally agrees to indemnify and hold harmless the Collateral Agent and the Secured Parties from and against any and all liability for such performance.

(j) Except as permitted by the Credit Agreement, this Agreement or any other Loan Document, none of the Grantors shall make or permit to be made an assignment, pledge or hypothecation of the Article 9 Collateral, shall grant any other Lien in respect of the Article 9

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Collateral or make or permit to be made any transfer of the Article 9 Collateral, and except for any Article 9 Collateral in-transit or in the control or possession of any warehouseman, bailee, agent or processor, the Article 9 Collateral owned by each Grantor shall remain at all times in possession of the Borrower or a Subsidiary of the Borrower.  Each Grantor agrees that it shall not permit any Inventory (other than Inventory that, in the aggregate, has a value of $3,000,000 or less) to be in the possession or control of any warehouseman, agent, bailee, or processor at any time unless such warehouseman, bailee, agent or processor shall have been notified of the Security Interest and shall have acknowledged in writing, in form and substance reasonably satisfactory to the Collateral Agent, that such warehouseman, agent, bailee or processor holds the Inventory for the benefit of the Collateral Agent subject to the Security Interest and shall act upon the instructions of the Collateral Agent without further consent from the Grantor, and that such warehouseman, agent, bailee or processor further agrees to waive and release any Lien held by it with respect to such Inventory, whether arising by operation of law or otherwise.

(k) None of the Grantors will, without the Collateral Agent’s prior written consent, grant any extension of the time of payment of any Accounts included in the Article 9 Collateral, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any Person liable for the payment thereof or allow any credit or discount whatsoever thereon, other than extensions, compromises, settlements, releases, credits or discounts granted or made in the ordinary course of business and consistent with its current practices and in accordance with such prudent and standard practice used in industries that are the same as or similar to those in which such Grantor is engaged.

(l) [Intentionally omitted]

(m) Each Grantor shall maintain, in form and manner reasonably satisfactory to the Collateral Agent, records of its Chattel Paper and its books, records and documents evidencing or pertaining thereto.

Section 4.04. Other Actions.  In order to further ensure the attachment, perfection and priority of, and the ability of the Collateral Agent to enforce, the Security Interest, each Grantor agrees, in each case at such Grantor’s own expense, to take the following actions with respect to the following Article 9 Collateral:

(a) Deposit Accounts.  For each Specified Deposit Account that any Grantor at any time opens or maintains, such Grantor shall cooperate fully in taking such actions as any Secured Party may reasonably request in order to cause the depositary bank to agree to comply with instructions from the Collateral Agent to such depositary bank directing the disposition of funds from time to time credited to such Specified Deposit Account, without further consent of such Grantor or any other Person, pursuant to an agreement satisfactory to the Collateral Agent.  The Collateral Agent agrees with each Grantor that the Collateral Agent shall not give any such instructions or withhold any withdrawal rights from any Grantor unless an Event of Default has occurred and is continuing, or, after giving effect to any withdrawal would occur.  The provisions of this paragraph shall not apply to (A) any deposit account for which any Grantor, the depositary bank and the Collateral Agent have entered into a cash collateral agreement specially negotiated among such Grantor, the depositary bank and the Collateral Agent for the

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specific purpose set forth therein, (B) deposit accounts for which the Collateral Agent is the depositary and (C) any deposit account that is not a Specified Deposit Account.

(b) Investment Property.  Except to the extent otherwise provided in Article III, if any Grantor shall at any time hold or acquire any Pledged Intercompany Notes, such Grantor shall forthwith endorse, assign and deliver the same to the Collateral Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time specify.  With respect to any securities now or hereafter acquired by any Grantor, such Grantor shall promptly notify the Collateral Agent thereof and, at the Collateral Agent’s request and option, pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent, either (i) cause the issuer to agree to comply with instructions from the Collateral Agent as to such securities, without further consent of any Grantor or such nominee, or (ii) arrange for the Collateral Agent to become the registered owner of the securities. If any securities, whether certificated or uncertificated, or other investment property now or hereafter acquired by any Grantor are held by such Grantor or its nominee through a securities intermediary or commodity intermediary, such Grantor shall promptly notify the Collateral Agent thereof and, at the Collateral Agent’s request and option, pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent, either (i) cause such securities intermediary or (as the case may be) commodity intermediary to agree to comply with entitlement orders or other instructions from the Collateral Agent to such securities intermediary as to such security entitlements, or (as the case may be) to apply any value distributed on account of any commodity contract as directed by the Collateral Agent to such commodity intermediary, in each case without further consent of any Grantor or such nominee, or (ii) in the case of Financial Assets or other Investment Property held through a securities intermediary, arrange for the Collateral Agent to become the entitlement holder with respect to such investment property, with the Grantor being permitted, only with the consent of the Collateral Agent, to exercise rights to withdraw or otherwise deal with such investment property. The requirements set forth in the two immediately preceding sentences shall not apply to securities acquired or held by the Grantors which have an individual value of $300,000 or less or which, in the aggregate, have a value of $3,000,000 or less.  The Collateral Agent agrees with each of the Grantors that the Collateral Agent shall not give any such entitlement orders or instructions or directions to any such issuer, securities intermediary or commodity intermediary, and shall not withhold its consent to the exercise of any withdrawal or dealing rights by any Grantor, unless an Event of Default has occurred and is continuing, or, after giving effect to any such investment and withdrawal rights would occur.  The provisions of this paragraph shall not apply to any financial assets credited to a securities account for which the Collateral Agent is the securities intermediary.

(c) Electronic Chattel Paper and Transferable Records.  If any Grantor at any time holds or acquires an interest in any electronic chattel paper or any “transferable record,” as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, such Grantor shall promptly notify the Collateral Agent thereof and, at the request of the Collateral Agent, shall take such action as the Collateral Agent may reasonably request to vest in the Collateral Agent control under New York UCC Section 9-105 of such electronic chattel paper or control under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic

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Transactions Act, as so in effect in such jurisdiction, of such transferable record; provided that this requirement shall not apply to any such interests in electronic chattel paper or transferable records which have an individual value of $300,000 or less or which, in the aggregate, have a value of $3,000,000 or less.  The Collateral Agent agrees with such Grantor that the Collateral Agent will arrange, pursuant to procedures reasonably satisfactory to the Collateral Agent and so long as such procedures will not result in the Collateral Agent’s loss of control, for the Grantor to make alterations to the electronic chattel paper or transferable record permitted under UCC Section 9-105 or, as the case may be, Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or Section 16 of the Uniform Electronic Transactions Act for a party in control to allow alterations without loss of control, unless an Event of Default has occurred and is continuing or would occur after taking into account any action by such Grantor with respect to such electronic chattel paper or transferable record.

(d) Letter-of-Credit Rights.  If any Grantor is at any time a beneficiary under a letter of credit now or hereafter issued in favor of such Grantor, such Grantor shall promptly notify the Collateral Agent thereof and such Grantor shall, pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent, either (i) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to the Collateral Agent of the proceeds of any drawing under the letter of credit or (ii) arrange for the Collateral Agent to become the transferee beneficiary of the letter of credit, with the Collateral Agent agreeing, in each case, that the proceeds of any drawing under the letter of credit are to be paid to the applicable Grantor unless an Event of Default has occurred or is continuing; provided that this requirement shall not apply to all such letters of credit which have an individual value of $300,000 or less or which, in the aggregate, are in an amount of $3,000,000 or less.

(e) Commercial Tort Claims.  If any Grantor shall at any time hold or acquire a commercial tort claim in an amount reasonably estimated to exceed $3,000,000 the Grantor shall promptly notify the Collateral Agent thereof in a writing signed by such Grantor including a summary description of such claim and grant to the Collateral Agent in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Collateral Agent. For the avoidance of doubt, nothing in this Agreement shall require the Borrower or any Subsidiary to obtain the Collateral Agent’s consent with respect to any settlement, or the terms thereof, entered into by or on behalf of the Borrower or any Subsidiary in connection with any commercial tort claim between the Borrower or any Subsidiary and any third party.

Section 4.05. Covenants Regarding Patent, Trademark and Copyright Collateral.  (a) Each Grantor agrees that it will not do any act, or omit to do any act (and will exercise commercially reasonable efforts to prevent its licensees from doing any act or omitting to do any act), whereby any Patent that is material to the conduct of such Grantor’s business may become invalidated or dedicated to the public, and agrees that it shall continue to mark any products covered by a Patent with the relevant patent number and notice as necessary and sufficient to establish and preserve its maximum rights under applicable patent laws.

(b) Each Grantor will (and will use commercially reasonable efforts to cause its licensees to), for each Trademark material to the conduct of such Grantor’s business, (i) maintain such Trademark in full force free from any valid claim of abandonment or invalidity

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for non-use, (ii) maintain the quality of products and services offered under such Trademark, (iii) display such Trademark with notice of Federal or foreign registration to the extent necessary and sufficient to establish and preserve its maximum rights under applicable law and (iv) not knowingly use or knowingly permit the use of such Trademark in violation of any third party rights.

(c) For each work covered by a material Copyright, each Grantor will (and will use commercially reasonable efforts to cause its licensees and sublicenses to), continue to publish, reproduce, display, adopt and distribute the work with appropriate copyright notice as necessary and sufficient to establish and preserve its maximum rights under applicable copyright laws.

(d) Each Grantor shall notify the Collateral Agent promptly if it knows or has reason to know that any Patent, Trademark or Copyright material to the conduct of its business may become abandoned, lost or dedicated to the public, or of any materially adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, United States Copyright Office or any court or similar office of any country) regarding such Grantor’s ownership of any such Patent, Trademark or Copyright, its right to register the same, or its right to keep and maintain the same.

(e) In no event shall any Grantor, either itself or through any agent, employee, licensee or designee, file an application for any Patent, Trademark or Copyright (or for the registration of any Trademark or Copyright) with the United States Patent and Trademark Office, United States Copyright Office or any office or agency in any political subdivision of the United States, unless it promptly informs the Collateral Agent, and, upon request of the Collateral Agent, executes and delivers any and all agreements, instruments, documents and papers as the Collateral Agent may reasonably request to evidence the Collateral Agent’s security interest in such Patent, Trademark or Copyright, and each Grantor hereby appoints the Collateral Agent as its attorney-in-fact to execute and file such writings for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; such power, being coupled with an interest, is irrevocable.

(f) Each Grantor will take all reasonably necessary steps that are consistent with the practice in any proceeding before the United States Patent and Trademark Office, United States Copyright Office or any office or agency in any political subdivision of the United States or in any other country or any political subdivision thereof, to maintain and pursue each material application relating to the Patents, Trademarks and/or Copyrights (and to obtain the relevant grant or registration) and to maintain each issued Patent and each registration of the Trademarks and Copyrights that is material to the conduct of any Grantor’s business, including timely filings of applications for renewal, affidavits of use, affidavits of incontestability and payment of maintenance fees, and, if consistent with good business judgment, to initiate opposition, interference and cancellation proceedings against third parties.

(g) In the event that any Grantor has reason to believe that any Article 9 Collateral consisting of a Patent, Trademark or Copyright material to the conduct of any Grantor’s business has been or is about to be infringed, misappropriated or diluted by a third

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party, such Grantor promptly shall notify the Collateral Agent and shall, if consistent with good business judgment, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and take such other actions as are appropriate under the circumstances to protect such Article 9 Collateral.

(h) Upon the occurrence and during the continuance of an Event of Default, each Grantor shall use its reasonable efforts to obtain all requisite consents or approvals by the licensor of each Copyright License, Patent License or Trademark License to effect the assignment of all such Grantor’s right, title and interest thereunder to the Collateral Agent or its designee.

ARTICLE V

REMEDIES

Section 5.01. Remedies Upon Default.  Upon the occurrence and during the continuance of an Event of Default, each Grantor agrees to deliver each item of Collateral to the Collateral Agent on demand, and it is agreed that the Collateral Agent shall have the right to take any of or all the following actions at the same or different times:  (a) with respect to any Article 9 Collateral consisting of Intellectual Property, on demand, to cause the Security Interest to become an assignment, transfer and conveyance of any of or all such Article 9 Collateral by the applicable Grantors to the Collateral Agent, or to license or sublicense, whether general, special or otherwise, and whether on an exclusive or nonexclusive basis, any such Article 9 Collateral throughout the world on such terms and conditions and in such manner as the Collateral Agent shall determine (other than in violation of any applicable laws or regulations or then-existing licensing arrangements to the extent that waivers cannot be obtained), and (b) with or without legal process and with or without prior notice or demand for performance, to take possession of the Article 9 Collateral and enter any premises where the Article 9 Collateral may be located for the purpose of taking possession of or removing the Article 9 Collateral and, generally, to exercise any and all rights afforded to a secured party under the Uniform Commercial Code or other applicable law. Without limiting the generality of the foregoing, each Grantor agrees that the Collateral Agent shall have the right, subject to the mandatory requirements of applicable law, to sell or otherwise dispose of all or any part of the Collateral at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate.  The Collateral Agent shall be authorized at any such sale of securities (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any sale of Collateral shall hold the property sold absolutely, free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal which such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

The Collateral Agent shall give the applicable Grantors 10 days’ written notice (which each Grantor agrees is reasonable notice within the meaning of Section 9-611 of the New

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York UCC or its equivalent in other jurisdictions) of the Collateral Agent’s intention to make any sale of Collateral.  Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange.  Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice (if any) of such sale.  At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine.  The Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given.  The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned.  In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice.  At any public (or, to the extent permitted by law, private) sale made pursuant to this Agreement, any Secured Party may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all said rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Secured Party from any Grantor as a credit against the purchase price and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor.  For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Collateral Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full.  As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver.  Any sale pursuant to the provisions of this Section 5.01 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the New York UCC or its equivalent in other jurisdictions.

Section 5.02. Application of Proceeds.  The Collateral Agent shall apply the proceeds of any collection or sale of Collateral, including any Collateral consisting of cash, as follows:

FIRST, to the payment of all costs and expenses incurred by the Collateral Agent in connection with such collection or sale or otherwise in connection with this Agreement, any other Loan Document or any of the Obligations, including all court costs and the fees and

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expenses of its agents and legal counsel, the repayment of all advances made by the Collateral Agent hereunder or under any other Loan Document on behalf of any Grantor and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document;

SECOND, to the payment in full of the Obligations secured by such Collateral (the amounts so applied to be distributed among the Secured Parties pro rata in accordance with the amounts of such Obligations owed to them on the date of any such distribution); and

THIRD, to the Grantors, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.

Upon any sale of Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

Section 5.03. Grant of License to Use Intellectual Property.  For the purpose of enabling the Collateral Agent to exercise rights and remedies under this Agreement at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Collateral Agent an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to the Grantors) to use, license or sublicense any of the Article 9 Collateral consisting of Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof. The use of such license by the Collateral Agent may be exercised, at the option of the Collateral Agent, solely upon the occurrence and during the continuation of an Event of Default; provided that any license, sublicense or other transaction entered into by the Collateral Agent in accordance herewith shall be binding upon the Grantors notwithstanding any subsequent cure of an Event of Default.

Section 5.04. Securities Act.  In view of the position of the Grantors in relation to the Pledged Collateral, or because of other current or future circumstances, a question may arise under the Securities Act of 1933, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the “Federal Securities Laws”) with respect to any disposition of the Pledged Collateral permitted hereunder.  Each Grantor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Collateral Agent if the Collateral Agent were to attempt to dispose of all or any part of the Pledged Collateral, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Collateral could dispose of the same.  Similarly, there may be other legal restrictions or limitations affecting the Collateral Agent in any attempt to dispose of all or part of the Pledged Collateral under applicable Blue Sky or other state securities laws or similar laws analogous in purpose or effect.  Each Grantor recognizes that in light of such restrictions

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and limitations the Collateral Agent may, with respect to any sale of the Pledged Collateral, limit the purchasers to those who will agree, among other things, to acquire such Pledged Collateral for their own account, for investment, and not with a view to the distribution or resale thereof.  Each Grantor acknowledges and agrees that in light of such restrictions and limitations, the Collateral Agent, in its sole and absolute discretion (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Collateral or part thereof shall have been filed under the Federal Securities Laws and (b) may approach and negotiate with a single potential purchaser to effect such sale.  Each Grantor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions.  In the event of any such sale, the Collateral Agent shall incur no responsibility or liability for selling all or any part of the Pledged Collateral at a price that the Collateral Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a single purchaser were approached.  The provisions of this Section 5.04 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Collateral Agent sells.

Section 5.05. Registration.  Each Grantor agrees that, upon the occurrence and during the continuance of an Event of Default, if for any reason the Collateral Agent desires to sell any of the Pledged Collateral at a public sale, it will, at any time and from time to time, upon the written request of the Collateral Agent, use its reasonable efforts to take or to cause the issuer of such Pledged Collateral to take such action and prepare, distribute and/or file such documents, as are required or advisable in the reasonable opinion of counsel for the Collateral Agent to permit the public sale of such Pledged Collateral. Each Grantor further agrees to indemnify, defend and hold harmless the Collateral Agent, each other Secured Party, any underwriter and their respective officers, directors, affiliates and controlling persons from and against all loss, liability, expenses, costs of counsel (including reasonable fees and expenses to the Collateral Agent of legal counsel), and claims (including the costs of investigation) that they may incur insofar as such loss, liability, expense or claim arises out of or is based upon any alleged untrue statement of a material fact contained in any prospectus (or any amendment or supplement thereto) or in any notification or offering circular, or arises out of or is based upon any alleged omission to state a material fact required to be stated therein or necessary to make the statements in any thereof not misleading, except insofar as the same may have been caused by any untrue statement or omission based upon information furnished in writing to such Grantor or the issuer of such Pledged Collateral by the Collateral Agent or any other Secured Party expressly for use therein. Each Grantor further agrees, upon such written request referred to above, to use its reasonable efforts to qualify, file or register, or cause the issuer of such Pledged Collateral to qualify, file or register, any of the Pledged Collateral under the Blue Sky or other securities laws of such states as may be requested by the Collateral Agent and keep effective, or cause to be kept effective, all such qualifications, filings or registrations.  Each Grantor will bear all costs and expenses of carrying out its obligations under this Section 5.05.  Each Grantor acknowledges that there is no adequate remedy at law for failure by it to comply with the provisions of this Section 5.05 and that such failure would not be adequately compensable in damages, and therefore agrees that its agreements contained in this Section 5.05 may be specifically enforced.

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ARTICLE VI

INDEMNITY, SUBROGATION AND SUBORDINATION

Section 6.01. Indemnity and Subrogation.  In addition to all such rights of indemnity and subrogation as the Guarantors may have under applicable law (but subject to Section 6.03), the Borrower agrees that (a) in the event a payment of an obligation shall be made by any Guarantor under this Agreement, the Borrower shall indemnify such Guarantor for the full amount of such payment and such Guarantor shall be subrogated to the rights of the Person to whom such payment shall have been made to the extent of such payment and (b) in the event any assets of any Grantor shall be sold pursuant to this Agreement or any other Security Document to satisfy in whole or in part an obligation owed to any Secured Party, the Borrower shall indemnify such Grantor in an amount equal to the greater of the book value or the fair market value of the assets so sold.

Section 6.02. Contribution and Subrogation.  Each Subsidiary Party (a “Contributing Party”) agrees (subject to Section 6.03) that, in the event a payment shall be made by any other Subsidiary Party hereunder in respect of any Obligation or assets of any other Subsidiary Party shall be sold pursuant to any Security Document to satisfy any Obligation owed to any Secured Party and such other Subsidiary Party (the “Claiming Party”) shall not have been fully indemnified by the Borrower as provided in Section 6.01, the Contributing Party shall indemnify the Claiming Party in an amount equal to the amount of such payment or the greater of the book value or the fair market value of such assets, as the case may be, in each case multiplied by a fraction of which the numerator shall be the net worth of the Contributing Party on the date hereof and the denominator shall be the aggregate net worth of all the Subsidiary Parties on the date hereof (or, in the case of any Subsidiary Party becoming a party hereto pursuant to Section 7.14, the date of the supplement hereto executed and delivered by such Subsidiary Party). Any Contributing Party making any payment to a Claiming Party pursuant to this Section 6.02 shall be subrogated to the rights of such Claiming Party under Section 6.01 to the extent of such payment.

Section 6.03. Subordination.  (a) Notwithstanding any provision of this Agreement to the contrary, all rights of the Guarantors and Grantors under Sections 6.01 and 6.02 and all other rights of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the indefeasible payment in full in cash of the Obligations.  No failure on the part of the Borrower or any Guarantor or Grantor to make the payments required by Sections 6.01 and 6.02 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Guarantor or Grantor with respect to its obligations hereunder, and each Guarantor and Grantor shall remain liable for the full amount of the obligations of such Guarantor or Grantor hereunder.

(b) Each Guarantor and Grantor hereby agrees that all Indebtedness and other monetary obligations owed by it to any other Guarantor, Grantor or any other Subsidiary shall be subordinated to the indefeasible payment in full in cash of the Obligations to the extent set forth in the following sentence.  If an Event of Default has occurred and is continuing, then no Guarantor or Grantor shall accept any payment from any other Guarantor or Grantor until all of the Obligations have been indefeasibly paid in full.

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ARTICLE VII

MISCELLANEOUS

Section 7.01. Notices.  All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 9.01 of the Credit Agreement.  All communications and notices hereunder to any Subsidiary Party shall be given to it in care of the Borrower as provided in Section 9.01 of the Credit Agreement.

Section 7.02. Waivers; Amendment.  (a) No failure or delay by the Collateral Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the Collateral Agent, each Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of this Agreement or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 7.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Collateral Agent, any Lender or any issuing Bank may have had notice or knowledge of such Default at the time.  No notice or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Collateral Agent and the Loan Party or Loan Parties with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 9.02 of the Credit Agreement.

Section 7.03. Collateral Agent’s Fees and Expenses; Indemnification.  (a) The parties hereto agree that the Collateral Agent shall be entitled to reimbursement of its expenses incurred hereunder as provided in Section 9.03 of the Credit Agreement.

(b) Without limitation of any Grantor or Guarantor’s indemnification obligations under the other Loan Documents, each Grantor and each Guarantor jointly and severally agrees to indemnify the Collateral Agent and the other Indemnitees (as defined in Section 9.03 of the Credit Agreement) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of, the execution, delivery or performance of this Agreement or any claim, litigation, investigation or proceeding relating to any of the foregoing agreement or instrument contemplated hereby, or to the Collateral, (including any such claim, litigation, investigation or proceeding brought by or on behalf of any Grantor, Guarantor or any Related Party of a Grantor or Guarantor) whether or not any Indemnitee is a party thereto;

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provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the bad faith, gross negligence or willful misconduct of such Indemnitee.  Notwithstanding anything to the contrary in the foregoing, in the case of fees, charges and disbursements of counsel, the Grantors’ and Guarantors’ obligations shall be limited to the reasonable fees, disbursements and other charges of one counsel for the Indemnitees (as a group) and, if necessary, one firm of local counsel in each appropriate jurisdiction (which may include a single special counsel acting in multiple jurisdictions) for the Indemnitees (as a group), and, in the case of actual or reasonably perceived conflicts of interest, where one or more Indemnitees affected by such conflict informs the Guarantors and Grantors of such conflict and thereafter retains its own counsel, of another firm of counsel for such affected Indemnitee.

(c) Any such amounts payable as provided hereunder shall be additional Obligations secured hereby and by the other Security Documents.  The provisions of this Section 7.03 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Collateral Agent or any other Secured Party.  All amounts due under this Section 7.03 shall be payable on written demand therefor.

Section 7.04. Successors and Assigns.  Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Guarantor, Grantor or the Collateral Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

Section 7.05. Survival of Agreement.  All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any Lender or on its behalf and notwithstanding that the Collateral Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended under the Credit Agreement, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under any Loan Document is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated.

Section 7.06. Counterparts; Effectiveness; Several Agreement.  This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract.  Delivery of an executed signature page to this Agreement by facsimile or e-mail transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.  This Agreement shall become effective as to any Loan Party when a counterpart hereof executed on behalf of such Loan Party shall have been delivered

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to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon such Loan Party and the Collateral Agent and their respective permitted successors and assigns, and shall inure to the benefit of such Loan Party, the Collateral Agent and the other Secured Parties and their respective successors and assigns, except that no Loan Party shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be void) except as expressly contemplated by this Agreement or the Credit Agreement.  This Agreement shall be construed as a separate agreement with respect to each Loan Party and may be amended, modified, supplemented, waived or released with respect to any Loan Party without the approval of any other Loan Party and without affecting the obligations of any other Loan Party hereunder.

Section 7.07. Severability.  Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality of unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.  The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 7.08. Right of Set-Off.  If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of any Subsidiary Party against any of and all the obligations of such Subsidiary Party now or hereafter existing under this Agreement owed to such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section 7.08 are in addition to other rights and remedies (including other rights of set-off) which such Lender may have.

Section 7.09. Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b) Each of the Loan Parties hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement or any other Loan Document shall affect any right that the

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Collateral Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Grantor or Guarantor, or its properties in the courts of any jurisdiction.

(c) Each of the Loan Parties hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section 7.09.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 7.01.  Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

Section 7.10. WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.10.

Section 7.11. Headings.  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

Section 7.12. Security Interest Absolute.  All rights of the Collateral Agent hereunder, the Security Interest, the grant of a security interest in the Pledged Collateral and all obligations of each Grantor and Guarantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Obligations, or (d), any other

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circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor or Guarantor in respect of the Obligations or this Agreement.

Section 7.13. Termination or Release.  (a) This Agreement, the Guarantees made herein, the Security Interest and all other security interests granted hereby shall terminate automatically hereunder and all rights to the Collateral shall automatically revert to the Grantors with no further action on the part of any Person when all the Obligations (other than Obligations in respect of any Swap Agreement) have been indefeasibly paid in full and the Lenders have no further commitment to lend under the Credit Agreement, the LC Exposure has been reduced to zero and each Issuing Bank has no further obligations to issue Letters of Credit under the Credit Agreement and, as of such date, the Collateral Agent shall be deemed to have authorized each Grantor to file financing statements, including amendments and terminations, to evidence such termination.

(b) Any Subsidiary Party shall be released from its obligations hereunder, and the Liens created hereunder in any Collateral shall be released, as provided in Section 9.13 of the Credit Agreement.

(c) In connection with any termination or release pursuant to paragraph (a) or (b), the Collateral Agent shall execute and deliver to any Grantor, at such Grantor’s expense, all documents that such Grantor shall reasonably request to evidence such termination or release.  Any execution and delivery of documents pursuant to this Section 7.13 shall be without recourse to or warranty by the Collateral Agent.

(d) Upon any disposition of property permitted by the Credit Agreement and subject to all applicable requirements of the Credit Agreement, (i) the Security Interest granted herein on such property shall be automatically released in accordance with Section 9.13 of the Credit Agreement and (ii) the Collateral Agent shall as of such date be deemed to have authorized the filing of financing statement amendments to evidence the foregoing release.  The Collateral Agent shall further execute and deliver to any Grantor, at such Grantor’s expense, all documents that such Grantor shall reasonably request to evidence such release.

Section 7.14. Additional Subsidiaries.  Each Wholly Owned Restricted Subsidiary that is also a Domestic Subsidiary that was not in existence, was not a Subsidiary or was an Excluded Subsidiary on the Effective Date, is required to enter into this Agreement as a Subsidiary Party upon becoming a Wholly Owned Restricted Subsidiary that is also a Domestic Subsidiary but that is not an Excluded Subsidiary.  Upon the execution and delivery by the Collateral Agent and such a Subsidiary of an instrument in the form of Exhibit I hereto, such Subsidiary shall become a Subsidiary Party hereunder with the same force and effect as if originally named as a Subsidiary Party herein.  The execution and delivery of any such instrument shall not require the consent of any other Loan Party.  The rights and obligations of each Loan Party hereunder shall remain in full force and effect notwithstanding the addition of any Subsidiary as a party to this Agreement.

Section 7.15. Collateral Agent Appointed Attorney-in-Fact.  Each Grantor hereby appoints the Collateral Agent the attorney-in-fact of such Grantor, exercisable solely upon the occurrence and continuance of an Event of Default, for the purpose of carrying out the

33

provisions of this Agreement and taking any action and executing any instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest.  Without limiting the generality of the foregoing, the Collateral Agent shall have the right, upon the occurrence and during the continuance of an Event of Default, with full power of substitution either in the Collateral Agent’s name or in the name of such Grantor (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (c) to sign the name of any Grantor on any invoice or bill of lading relating to any of the Collateral; (d) to send verifications of Accounts Receivable to any Account Debtor; (e) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (f) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (g) to notify, or to require any Grantor to notify, Account Debtors to make payment directly to the Collateral Agent; and (h) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Collateral Agent were the absolute owner of the Collateral for all purposes; provided that nothing herein contained shall be construed as requiring or obligating the Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Collateral Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence, bad faith or willful misconduct to the extent determined by a court of competent jurisdiction by final and nonappealable judgment.

Section 7.16. Effect of Amendment and Restatement.  It is the intention of each of the parties hereto that the Existing Collateral and Guarantee Agreement be amended and restated by this Agreement to preserve the perfection and priority of all security interests securing the Secured Obligations, and the parties hereto acknowledge and agree that the Liens and security interests granted under the Security Documents securing payment of the Obligations are in all respects continuing and in full force.  After giving effect to this Agreement, neither the modification of the Existing Collateral and Guarantee Agreement nor the execution, delivery, performance or effectiveness of this Agreement shall impair the validity, effectiveness or priority of the Liens granted pursuant to any Loan Document (as such term is defined in the Existing Collateral and Guarantee Agreement), and such Liens shall continue unimpaired with the same priority to secure repayment of all Obligations, whether heretofore or hereafter incurred.  This Agreement constitutes an amendment of the Existing Collateral and Guarantee Agreement made pursuant to the terms of Section 7.02 thereof and amends and restates in its entirety the Existing Collateral and Guarantee Agreement.  Upon the effectiveness of this Agreement, the terms and provisions of the Existing Collateral and Guarantee Agreement shall be superseded hereby.

34

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

HEALTHSOUTH CORPORATION

By:	/s/ Douglas E. Coltharp
Name: Douglas E. Coltharp
Title: Executive Vice President and Chief Financial Officer

BARCLAYS BANK PLC, AS COLLATERAL AGENT,

By:	/s/ Diane Rolfe
Name: Diane Rolfe
Title: Director

Collateral and Guarantee Agreement - Signature Page

Advantage Health Harmarville Rehabilitation Corporation
CMS Jonesboro Rehabilitation, Inc.
CMS Topeka Rehabilitation, Inc.
Continental Medical of Arizona, Inc.
Continental Medical Systems, Inc.
Continental Rehabilitation Hospital of Arizona, Inc.
HEALTHSOUTH LTAC of Sarasota, Inc.
HEALTHSOUTH of Austin, Inc.
HEALTHSOUTH of Dothan, Inc.
HEALTHSOUTH of Henderson, Inc.
HEALTHSOUTH of Houston, Inc.
HEALTHSOUTH of Mechanicsburg, Inc.
HEALTHSOUTH of Midland, Inc.
HEALTHSOUTH of Montgomery, Inc
HEALTHSOUTH of New Mexico, Inc.
HEALTHSOUTH of Nittany Valley, Inc.
HEALTHSOUTH of San Antonio, Inc.
HEALTHSOUTH of Sewickley, Inc.
HEALTHSOUTH of South Carolina, Inc.
HEALTHSOUTH of Spring Hill, Inc.
HEALTHSOUTH of Texarkana, Inc.
HEALTHSOUTH of Texas, Inc.
HEALTHSOUTH of Treasure Coast, Inc.
HEALTHSOUTH of Utah, Inc
HEALTHSOUTH of Yuma, Inc
HEALTHSOUTH Rehabilitation Center, Inc.
HEALTHSOUTH Rehabilitation Hospital of Manati, Inc.
HEALTHSOUTH Rehabilitation Hospital of Northern Virginia, Inc.
HEALTHSOUTH Rehabilitation Hospital of Odessa, Inc.
HEALTHSOUTH Specialty Hospital, Inc.
HEALTHSOUTH Sub-Acute Center of Mechanicsburg, Inc.
Lakeshore System Services of Florida, Inc.
Rehab Concepts Corp.
Rehabilitation Hospital of Colorado Springs, Inc.
Rehabilitation Hospital of Fredericksburg, Inc.
Rehabilitation Hospital of Nevada - Las Vegas, Inc.
Rehabilitation Hospital of Petersburg, Inc.
Rehabilitation Hospital of Plano, Inc.
SCA-Dalton, Inc.
Sherwood Rehabilitation Hospital, Inc.
Southeast Texas Rehabilitation Hospital, Inc.
Tarrant County Rehabilitation Hospital, Inc.
Tyler Rehabilitation Hospital, Inc.
Western Neuro Care, Inc.
By:       /s/ Edmund M. Fay
Name:                 Edmund M. Fay
Title:                   Authorized Signatory

Signatures continue on Following Pages

Collateral and Guarantee Agreement - Signature Page

Beaumont Rehab Associates Limited Partnership
By:           Southeast Texas Rehabilitation Hospital, Inc.,
its General Partner
Collin County Rehab Associates Limited Partnership
By:           Rehabilitation Hospital of Plano, Inc., its General Partner
Lakeview Rehabilitation Group Partners
By:           Continental Medical of Kentucky, Inc., its General Partner
Rehabilitation Hospital of Nevada - Las Vegas, L.P.
By:           Rehabilitation Hospital of Nevada –Las Vegas, Inc.,
its General Partner
Southern Arizona Regional Rehabilitation Hospital, L.P.
By:           Continental Rehabilitation Hospital of Arizona, Inc.,
its General Partner
Western Medical Rehab Associates, L.P.
By:	Western Neuro Care, Inc., its General Partner and its Managing General Partner
By:           /s/ Edmund M. Fay
Name:      Edmund M. Fay
Title:        Authorized Signatory
HEALTHSOUTH Bakersfield Rehabilitation Hospital Limited Partnership
HEALTHSOUTH Meridian Point Rehabilitation Hospital Limited Partnership
HEALTHSOUTH Northern Kentucky Rehabilitation Hospital Limited Partnership
HEALTHSOUTH Rehabilitation Hospital of Arlington Limited Partnership
HEALTHSOUTH Valley of the Sun Rehabilitation Hospital Limited Partnership
By:           HealthSouth Properties, LLC, their General Partner
By:           /s/ Edmund M. Fay
Name:      Edmund M. Fay
Title:        Authorized Signatory
HEALTHSOUTH of Ft. Lauderdale Limited Partnership
HEALTHSOUTH of Largo Limited Partnership
HEALTHSOUTH of Sarasota Limited Partnership
HEALTHSOUTH of Tallahassee Limited Partnership
By:           HealthSouth Real Property Holding, LLC, their General Partner
By:           /s/ Edmund M. Fay
Name:     Edmund M. Fay
Title:       Authorized Signatory

Signatures continue on Following Page

Collateral and Guarantee Agreement - Signature Page

HEALTHSOUTH Rehabilitation Center of New Hampshire, Ltd.
HealthSouth Rehabilitation Hospital of New Mexico, Ltd.
By: HEALTHSOUTH Corporation, their General Partner
By:           /s/ Edmund M. Fay
Name:      Edmund M. Fay
Title:        Authorized Signatory
Advantage Health, LLC
HEALTHSOUTH Aviation, LLC
HealthSouth-Cypress Real Estate, LLC
HEALTHSOUTH Mesa Rehabilitation Hospital, LLC
HEALTHSOUTH of East Tennessee, LLC
HEALTHSOUTH of Erie, LLC
HEALTHSOUTH of Fort Smith, LLC
HEALTHSOUTH of Pittsburgh, LLC
HEALTHSOUTH of Reading, LLC
HEALTHSOUTH of Toms River, LLC
HEALTHSOUTH of York, LLC
HealthSouth Owned Hospitals Holdings, LLC
HealthSouth Properties, LLC
HealthSouth Real Property Holding, LLC
HealthSouth Real Estate, LLC
HealthSouth Rehabilitation Hospital of Desert Canyon, LLC
HEALTHSOUTH Rehabilitation Hospital of South Jersey, LLC
HealthSouth Rehabilitation Hospital of Sugar Land, LLC
HEALTHSOUTH Rehabilitation Institute of Tucson, LLC
HealthSouth Specialty Hospital of North Louisiana, LLC
New England Rehabilitation Management Co., LLC
Rebound, LLC
Rehabilitation Hospital Corporation of America, LLC
Rehabilitation Institute of Western Massachusetts, LLC
Sarasota LTAC Properties, LLC
Sugar Land Real Estate, LLC
Trident Neurosciences Center, LLC

By:              /s/ Edmund M. Fay
Name:        Edmund M. Fay
Title:          Authorized Signatory

Collateral and Guarantee Agreement - Signature Page

Execution Version

Amended and Restated Collateral and Guarantee Agreement

Schedules

Schedule I  Subsidiary Parties

Schedule II  Pledged Stock; Debt Securities

Schedule III  Intellectual Property

Schedule IV  Insurance Requirements

Schedule V  Commerical Tort Claims

Schedule VI  Limited Liability Company and Partnership Interest Certificates

Schedule VII  Specified Borrower Litigation

Schedule I to Amended and Restated Collateral and Guarantee Agreement
Subsidiary Parties

Name	State of Formation
HEALTHSOUTH Corporation	DE
Advantage Health, LLC	DE
Advantage Health Harmarville Rehabilitation Corporation	PA
Beaumont Rehab Associates Limited Partnership	DE
CMS Jonesboro Rehabilitation, Inc.	DE
CMS Topeka Rehabilitation, Inc.	DE
Collin County Rehab Associates Limited Partnership	DE
Continental Medical of Arizona, Inc.	DE
Continental Medical Systems, Inc.	DE
Continental Rehabilitation Hospital of Arizona, Inc.	DE
HealthSouth Aviation, LLC	DE
HEALTHSOUTH Bakersfield Rehabilitation Hospital Limited Partnership	AL
HealthSouth-Cypress Real Estate, LLC	DE
HEALTHSOUTH LTAC of Sarasota, Inc.	DE
HEALTHSOUTH Meridian Point Rehabilitation Hospital Limited Partnership	AL
HealthSouth Mesa Rehabilitation Hospital, LLC	DE
HEALTHSOUTH Northern Kentucky Rehabilitation Hospital Limited Partnership	AL
HEALTHSOUTH of Austin, Inc.	DE
HEALTHSOUTH of Dothan, Inc.	AL
HEALTHSOUTH of East Tennessee, LLC	DE
HealthSouth of Erie, LLC	DE
HEALTHSOUTH of Ft. Lauderdale Limited Partnership	AL
HealthSouth of Fort Smith, LLC	DE
HEALTHSOUTH of Henderson, Inc.	DE
HEALTHSOUTH of Houston, Inc.	DE
HEALTHSOUTH of Largo Limited Partnership	AL
HEALTHSOUTH of Mechanicsburg, Inc.	DE
HEALTHSOUTH of Midland, Inc.	DE
HEALTHSOUTH of Montgomery, Inc.	AL
HEALTHSOUTH of New Mexico, Inc.	NM
HEALTHSOUTH of Nittany Valley, Inc.	DE
HealthSouth of Pittsburgh, LLC	DE
HealthSouth of Reading, LLC	DE
HEALTHSOUTH of San Antonio, Inc.	DE
HEALTHSOUTH of Sarasota Limited Partnership	AL
HEALTHSOUTH of Sewickley, Inc.	DE
HEALTHSOUTH of South Carolina, Inc.	DE
HEALTHSOUTH of Spring Hill, Inc.	DE
HEALTHSOUTH of Tallahassee Limited Partnership	AL
HEALTHSOUTH of Texarkana, Inc.	DE
HEALTHSOUTH of Texas, Inc.	TX
HealthSouth of Toms River, LLC	DE

Schedule I to Amended and Restated Collateral and Guarantee Agreement
Subsidiary Parties

HEALTHSOUTH of Treasure Coast, Inc.	DE
HEALTHSOUTH of Utah, Inc.	DE
HealthSouth of York, LLC	DE
HealthSouth Owned Hospitals Holdings, LLC	DE
HEALTHSOUTH of Yuma, Inc.	DE
HealthSouth Properties, LLC	DE
HealthSouth Real Estate, LLC	DE
HealthSouth Real Property Holding, LLC	DE
HEALTHSOUTH Rehabilitation Center of New Hampshire, Ltd.	AL
HEALTHSOUTH Rehabilitation Center, Inc.	SC
HEALTHSOUTH Rehabilitation Hospital of Arlington Limited Partnership	AL
HealthSouth Rehabilitation Hospital of Desert Canyon, LLC	DE
HEALTHSOUTH Rehabilitation Hospital of Manati, Inc.	DE
HealthSouth Rehabilitation Hospital of New Mexico, Ltd.	AL
HealthSouth Rehabilitation Hospital of Northern Virginia, Inc.	DE
HEALTHSOUTH Rehabilitation Hospital of Odessa, Inc.	DE
HEALTHSOUTH Rehabilitation Hospital of South Jersey, LLC	DE
HealthSouth Rehabilitation Hospital of Sugar Land, LLC	DE
HealthSouth Rehabilitation Institute of Tucson, LLC	AL
HEALTHSOUTH Specialty Hospital, Inc.	TX
HealthSouth Specialty Hospital of North Louisiana, LLC	LA
HEALTHSOUTH Sub-Acute Center of Mechanicsburg, Inc.	DE
HEALTHSOUTH Valley of the Sun Rehabilitation Hospital Limited Partnership	AL
Lakeshore System Services of Florida, Inc.	FL
Lakeview Rehabilitation Group Partners	KY
New England Rehabilitation Management Co., LLC	NH
Rebound, LLC	DE
Rehab Concepts Corp.	DE
Rehabilitation Hospital Corporation of America, LLC	DE
REHABILITATION HOSPITAL OF COLORADO SPRINGS, INC.	DE
Rehabilitation Hospital of Fredericksburg, Inc.	DE
Rehabilitation Hospital of Nevada - Las Vegas, Inc.	DE
Rehabilitation Hospital of Nevada - Las Vegas, L.P.	DE
Rehabilitation Hospital of Petersburg, Inc.	DE
REHABILITATION HOSPITAL OF PLANO, INC.	TX
Rehabilitation Institute Of Western Massachusetts, LLC	MA
Sarasota LTAC Properties, LLC	FL
SCA - Dalton, Inc.	TN
SHERWOOD REHABILITATION HOSPITAL, INC.	DE
Southeast Texas Rehabilitation Hospital, Inc.	TX
Southern Arizona Regional Rehabilitation Hospital, L.P.	DE
Sugar Land Real Estate, LLC	DE
TARRANT COUNTY REHABILITATION HOSPITAL, INC.	TX
Trident Neurosciences Center, LLC	SC
Tyler Rehabilitation Hospital, Inc.	TX
Western Medical Rehab Associates, L.P.	DE
Western Neuro Care, Inc.	DE

Schedule II to Amended and Restated Collateral and Guarantee Agreement
Pledged Stock; Debt Securities

Equity Interests

Corporation	HS Ownership % (Total)	Direct Owner	Parent Entity (1)	Parent Entity (2)	Certificate Number	Number of Shares
CMS Jonesboro Rehabilitation, Inc.	100%	Continental Medical Systems, Inc.	HEALTHSOUTH Corporation	n/a	R-1	500
Continental Medical of Arizona, Inc.	100%	Continental Medical Systems, Inc.	HEALTHSOUTH Corporation	n/a	R-2	1,000
Continental Medical Systems, Inc.	100%	HEALTHSOUTH Corporation	n/a	n/a	NS0002	1,000
Continental Rehabilitation Hospital of Arizona, Inc.	100%	Continental Medical Systems, Inc.	HEALTHSOUTH Corporation	n/a	R-1	1,000
HEALTHSOUTH LTAC of Sarasota, Inc.	100%	HEALTHSOUTH Corporation	n/a	n/a	R-1	1,000
HEALTHSOUTH of Austin, Inc.	100%	HEALTHSOUTH Corporation	n/a	n/a	2	1,000
HEALTHSOUTH of Dothan, Inc.	100%	HEALTHSOUTH Corporation	n/a	n/a	2	1,000
HEALTHSOUTH of Henderson, Inc.	100%	HEALTHSOUTH Corporation	n/a	n/a	1	1,000
HEALTHSOUTH of Houston, Inc.	100%	HEALTHSOUTH Corporation	n/a	n/a	2	1,000
HEALTHSOUTH of Mechanicsburg, Inc.	100%	HEALTHSOUTH Corporation	n/a	n/a	2	1,000
HEALTHSOUTH of Midland, Inc.	100%	HEALTHSOUTH Corporation	n/a	n/a	2	1,000
HEALTHSOUTH of Montgomery, Inc.	100%	HEALTHSOUTH Corporation	n/a	n/a	2	1,000
HEALTHSOUTH of New Mexico, Inc.	100%	HEALTHSOUTH Corporation	n/a	n/a	2	1,000

Schedule II to Amended and Restated Collateral and Guarantee Agreement
Pledged Stock; Debt Securities

Equity Interests

HEALTHSOUTH of Nittany Valley, Inc.	100%	HEALTHSOUTH Corporation	n/a	n/a	2	1,000
HEALTHSOUTH of San Antonio, Inc.	100%	HEALTHSOUTH Corporation	n/a	n/a	2	1,000
HEALTHSOUTH of Sewickley, Inc.	100%	HEALTHSOUTH Corporation	n/a	n/a	1	1,000
HEALTHSOUTH of Sewickley, Inc.	100%	HEALTHSOUTH Corporation	n/a	n/a	2	1,000
HEALTHSOUTH of South Carolina, Inc.	100%	HEALTHSOUTH Corporation	n/a	n/a	2	1,000
HEALTHSOUTH of Spring Hill, Inc.	100%	HEALTHSOUTH Corporation	n/a	n/a	1	1,000
HEALTHSOUTH of Texarkana, Inc.	100%	HEALTHSOUTH Corporation	n/a	n/a	2	1,000
HEALTHSOUTH of Texas, Inc.	100%	HEALTHSOUTH Corporation	n/a	n/a	2	1,000
HEALTHSOUTH of Treasure Coast, Inc.	100%	HEALTHSOUTH Corporation	n/a	n/a	3	1,000
HEALTHSOUTH of Utah, Inc.	100%	HEALTHSOUTH Corporation	n/a	n/a	2	1,000
HEALTHSOUTH of Yuma, Inc.	100%	HEALTHSOUTH Corporation	n/a	n/a	2	1,000
HEALTHSOUTH Rehabilitation Center, Inc.	100%	HEALTHSOUTH Corporation	n/a	n/a	2	1,000
HEALTHSOUTH Rehabilitation Hospital of Manati, Inc.	100%	HEALTHSOUTH Corporation	n/a	n/a	1	1,000
HEALTHSOUTH Rehabilitation Hospital of Odessa, Inc.	100%	HEALTHSOUTH Corporation	n/a	n/a	2	1,000
HEALTHSOUTH Specialty Hospital, Inc.	100%	HEALTHSOUTH Corporation	n/a	n/a	2	1,000
Lakeshore System Services of Florida, Inc. (Sub-Acute Rehab)	100%	HEALTHSOUTH Corporation	n/a	n/a	NS004	100
REHABILITATION HOSPITAL OF COLORADO SPRINGS, INC. (Sub-Acute Rehab)	100%	Continental Medical Systems, Inc.	HEALTHSOUTH Corporation	n/a	3	1,000

Schedule II to Amended and Restated Collateral and Guarantee Agreement
Pledged Stock; Debt Securities

Equity Interests

Rehabilitation Hospital of Fredericksburg, Inc.	100%	HEALTHSOUTH Corporation	n/a	n/a	1	1,000
Rehabilitation Hospital of Nevada - Las Vegas, Inc.	100%	Continental Medical Systems, Inc.	HEALTHSOUTH Corporation	n/a	2	1,000
REHABILITATION HOSPITAL OF PLANO, INC.	100%	Continental Medical Systems, Inc.	HEALTHSOUTH Corporation	n/a	R-1	1,000
SHERWOOD REHABILITATION HOSPITAL, INC.	100%	Continental Medical Systems, Inc.	HEALTHSOUTH Corporation	n/a	R-1	1,000
Southeast Texas Rehabilitation Hospital, Inc.	100%	Continental Medical Systems, Inc.	HEALTHSOUTH Corporation	n/a	3	1,000
TARRANT COUNTY REHABILITATION HOSPITAL, INC.	100%	Continental Medical Systems, Inc.	HEALTHSOUTH Corporation	n/a	4	1,000
Tyler Rehabilitation Hospital, Inc.	100%	Continental Medical Systems, Inc.	HEALTHSOUTH Corporation	n/a	2	1,000
Western Neuro Care, Inc.	100%	Continental Medical Systems, Inc.	HEALTHSOUTH Corporation	n/a	R-1	1,000
HEALTHSOUTH Rehabilitation Hospital of Northern Virginia, Inc.	100%	HEALTHSOUTH Corporation	n/a	n/a	1	1,000
Rehabilitation Hospital of Petersburg, Inc.	100%	HEALTHSOUTH Corporation	n/a	n/a	3	1,000
Advantage Health Harmarville Rehabilitation Corporation	100%	Advantage Health, LLC	HEALTHSOUTH Corporation	n/a	4	1,000
HealthSouth Sub-Acute Center of Mechanicsburg, Inc.	100%	HEALTHSOUTH Corporation	n/a	n/a	2	1,000
Rehab Concepts Corp.	100%	Continental Medical Systems, Inc.	HEALTHSOUTH Corporation	n/a	R-1	1,000
CMS Topeka Rehabilitation, Inc.	100%	Continental Medical Systems, Inc.	HEALTHSOUTH Corporation	n/a	R-1	1,000

Schedule II to Amended and Restated Collateral and Guarantee Agreement
Pledged Stock; Debt Securities

Indebtedness
Debtor Entity Name	Date(s) of Note(s)	Outstanding Amount
HEALTHSOUTH/Methodist Rehabilitation Hospital Limited Partnership	07/01/99	$5,386,250
Rusk Rehabilitation Center, LLC	04/18/05	$7,040,300
Healthsouth Rehabilitation Center of Wichita Falls	12/01/06	$1,819,228
BJC/HealthSouth Rehabilitation Center, L.L.C.	09/01/04	$6,298,863
HEALTHSOUTH/Methodist Rehabilitation Hospital Limited Partnership	04/18/05	$5,977,961

Schedule III to Amended and Restated Collateral and Guarantee Agreement

				HealthSouth Corporation
COUNTRY	REFERENCE#	TYP	FILED	SERIAL#	ISSUED	PATENT	STATUS	EXPIRES
Powered Gait Orthosis and Method of Utilizing Same
AUSTRALIA	P3992AU01TGP	DCA	8/27/2001	2001286760	12/28/2006	2001286760	ISSUED	8-27-2021
CANADA	P3992CA01TGP	DCA	8/27/2001	2,419,907	9/29/2009	2,419,907	ISSUED	8-27-2021
EUROPEAN PATENT	P3992EU01TGP	DCA	8/27/2001	01966227.9	6/16/2010	1322272	ISSUED	8-27-2021
To be in force in UK, France, Italy, Germany, and Greece
MEXICO	P3992MX01TGP	DCA	8/27/2001	2003-001697	1/8/2007	243016	ISSUED	8-27-2021
UNITED STATES	P3992USO4TGP	FCA	8/27/2001	09/938,825	2/10/2004	6,689,075	ISSUED	8-27-2021
Improved Powered Gait Orthosis and Method of Utilizing Same
UNITED STATES*	P3992USO2TGP	NEW	7/23/2002	10/200,453	5/9/2006	7,041,069	ISSUED	8-15-2022
Body support harness
UNITED STATES	P3992USO3TGP	NEW	2/26/2002	10/082,153	6/22/2004	6,752,776	ISSUED	2-26-2022
UNITED STATES	P3992US06TG	CIP	6/22/2004	10/873,954	6/27/2006	7,066,181	ISSUED	2-08-2023

All of the above applications are owned by HealthSouth Corporation (they are the listed owner). All of the above would be considered utility patents. There are no longer any pending applications in the HealthSouth portfolio.

Schedule III to Amended and Restated Collateral and Guarantee Agreement

HealthSouth Corporation

COUNTRY APPL#		APPL#	REGDT	REG#	STATUS	CLASSES
All Actions Due (Original)
AUTOAMBULATOR
AUSTRALIA		945024	10/28/2003	945024	REGISTERED	28
2/25/2013	RENEWAL
CANADA		1428245			ALLOWED	XX
2/18/2012	Declaration of Use
EUROPEAN UNION		3070257	8/27/2004	3070257	REGISTERED	10,28
2/25/2013	RENEWAL
MEXICO		590,617	7/24/2003	801497	REGISTERED	28
3/3/2013	RENEWAL
MEXICO		590,617	5/20/2003	794,409	REGISTERED	10
3/3/2013	RENEWAL
UNITED STATES		79-265,165	7/13/2004	2,863,158	REGISTERED	10
7/13/2010	AFFIDAVIT OF USE
7/13/2013	Renewal Open
7/13/2014	RENEWAL
Back to Health
UNITED STATES		75-567,388	6/26/2001	2,463,162	CANCELLED	16
6/26/2010	Renewal Open
6/26/2011	RENEWAL
					Getting people back... To work... To play... To living
GETTING PEOPLE BACK ... TO WORK ... TO PLAY ... TO LIVING
CANADA		855,335	8/24/1999	514,980	REGISTERED	XX
8/24/2014	RENEWAL
PUERTO RICO		8,359	1/28/2002	8,359	REGISTERED
1/28/2012	RENW /prior counsel
1/28/2012	PROOF OF USE
GETTING PEOPLE BACK ON THEIR FEET
UNITED STATES	76-441,785		3/15/2005	2,932,301	CANCELLED	10
3/15/2011	AFFIDAVIT OF USE

Schedule III to Amended and Restated Collateral and Guarantee Agreement

	3/15/2014	Renewal Open
	3/15/2015	RENEWAL
H
CANADA			0874259	8/3/2001	TMA549280	REGISTERED	XX
	12/5/2010	PR USE /prior counsel
	8/3/2016	RENEWAL
CANADA			0855333	11/2/1998	TMA503441	REGISTERED	XX
	11/2/2013	RENEWAL
PUERTO RICO			41,661	10/17/1997	41,661	REGISTERED	42
	10/17/2017	RENEWAL
UNITED STATES	T103123US06	4/2/1996	75-082,580	12/16/1997	2,122,268	REGISTERED	42
	12/16/2016	Renewal Open
	12/16/2017	RENEWAL
UNITED STATES	10/29/1997		75-381,511	10/29/1997	2,217,650	REGISTERED

COUNTRY APPL#			APPL#	REGDT	REG#	STATUS	CLASSES
All Actions Due (Original)
HEALTHSOUTH
CANADA			0874260	4/20/2001	TMA543967	REGISTERED	XX
	4/20/2016	RENEWAL
CANADA			0855334	11/2/1998	TMA503440	REGISTERED	XX
	11/2/2013	RENEWAL
PUERTO RICO			41,660	10/17/1997	41,660	REGISTERED	42
	10/17/2017	RENEWAL
UNITED STATES			75-439,720	6/1/1999	2,249,329	ABANDONED	16
	06/01/2018	Renewal Open
	06/01/2019	RENEWAL
UNITED STATES			75-191,760	3/17/1998	2,144,242	REGISTERED	10,16,41
							42
	3/17/2017	RENEWAL Open

Schedule III to Amended and Restated Collateral and Guarantee Agreement

	3/17/2018	RENEWAL

Sports Medicine Update
UNITED STATES			74-316,286	11/21/1993	1,802,066	ABANDONED	16
	11/02/2012	RENEWAL Open
	11/02/2013	RENEWAL

WorkStart
UNITED STATES			74-122,190	12/24/1991	1,669,840	ABANDONED	42
	12/24/2010	RENEWAL Open
	12/24/2011	RENEWAL

Schedule III to Amended and Restated Collateral and Guarantee Agreement

Current HealthSouth Copyrights*

Registration Number / Date:TXu000963883 / 1999-09-28
Title: HCAP production turnover, ver. 1.18.
Copyright Claimant: Healthsouth Corporation
Date of Creation:                                      1998

Registration Number / Date:TXu000963887 / 1999-09-28
Title: HCAP report assembly, ver. 1.3.0.2.
Copyright Claimant: Healthsouth Corporation
Date of Creation:                                      1998

Registration Number / Date:TXu000963886 / 1999-09-28
Title: HCAP table maintenance, ver. 1.52.
Copyright Claimant: Healthsouth Corporation
Date of Creation:                                      1998

Registration Number / Date:TXu000923601 / 1999-09-28
Copyright Claimant: Healthsouth Corporation
Date of Creation:                                      1998

Registration Number / Date:TXu000963884 / 1999-09-28
Title:                        Healthsouth clinical automation program (HCAP) batch print, version 2.0.4.Edition:Rev. 28 July 99.
Copyright Claimant: Healthsouth Corporation
Date of Creation:                                      1998

Registration Number / Date:TXu000963885 / 1999-09-28
Title:Healthsouth clinical automation program (HCAP) charge extract, version 1.22.
Edition: Rev. 7 July 1999.
Copyright Claimant: Healthsouth Corporation
Date of Creation:                                      1998

Registration Number / Date:TXu000923602 / 1999-09-28
Title:Healthsouth clinical automation program (HCAP) clinic administration user guide : version 2.1.15.

*Note copyrights generally last for the life of the author plus 70 years, or for works for hire, 95 years from the date of publication or 120 years from creation, whichever expires first.

Schedule III to Amended and Restated Collateral and Guarantee Agreement

Current HealthSouth Copyrights*

Copyright Claimant: Healthsouth Corporation
Date of Creation:                                      1998

Registration Number / Date:TXu000963881 / 1999-09-28
Title:Healthsouth clinical automation program (HCAP) patient processing, version 1.5.1.
Copyright Claimant: Healthsouth Corporation
Date of Creation: 1998

Registration Number / Date:TXu000963882 / 1999-09-28
Title:Healthsouth clinical automation program (HCAP) therapist's guide to documenting with the pen computer, release
2.7.0.
Edition: Rev. 31 Mar. 1999.
Copyright Claimant: Healthsouth Corporation
Date of Creation:                                      1998

Registration Number / Date:TX0005000789 / 1999-06-24
Title:Healthsouth foot-ankle discharge questionnaire.
Copyright Claimant: Healthsouth Corporation
Date of Creation:                                      1997

Registration Number / Date:TX0005000788 / 1999-06-24
Title:Healthsouth foot-ankle intake questionnaire.
Description: 1 v.
Copyright Claimant: Healthsouth Corporation
Date of Creation:                                      1997

Registration Number / Date:TX0005000787 / 1999-06-24
Title:Healthsouth hand-wrist-elbow discharge questionnaire.
Copyright Claimant: Healthsouth Corporation
Date of Creation:                                      1997
Date of Publication:                                      1997-03-01

Registration Number / Date:TX0005000786 / 1999-06-24
Title:Healthsouth hand-wrist-elbow intake questionnaire.
Description: 1 v.
Copyright Claimant: Healthsouth Corporation
Date of Creation:                                      1997
Date of Publication:                                      1997-03-01

*Note copyrights generally last for the life of the author plus 70 years, or for works for hire, 95 years from the date of publication or 120 years from creation, whichever expires first.

Schedule III to Amended and Restated Collateral and Guarantee Agreement

Current HealthSouth Copyrights*

Registration Number / Date:TX0005000790 / 1999-06-24
Title:Healthsouth industrial rehabilitation intake questionnaire.
Description: 1 v.
Copyright Claimant: Healthsouth Corporation
Date of Creation:                                      1997
Date of Publication:                                      1997-03-01

Registration Number / Date:                                                                                           TX0005000781 /1999-06-24
Title:Healthsouth knee-hip discharge questionnaire.
Copyright Claimant: Healthsouth Corporation
Date of Creation:                                      1997
Date of Publication:                                      1997-03-01

Registration Number / Date:TX0005000780 / 1999-06-24
Title: Healthsouth knee-hip intake questionnaire.
Copyright Claimant: Healthsouth Corporation
Date of Creation:                                      1997
Date of Publication:                                      1997-03-01

Registration Number / Date:TX0005000783 / 1999-06-24
Title:Healthsouth shoulder discharge questionnaire.
Copyright Claimant: Healthsouth Corporation
Date of Creation:                                      1997
Date of Publication:                                      1997-03-01

Registration Number / Date:TX0005000782 / 1999-06-24
Title: Healthsouth shoulder intake questionnaire.
Copyright Claimant: Healthsouth Corporation
Date of Creation:                                      1997
Date of Publication:                                      1997-03-01

Registration Number / Date:TX0005000785 / 1999-06-24
Title: Healthsouth spine discharge questionnaire.
Description: 1 v.
Copyright Claimant: Healthsouth Corporation
Date of Creation: 1997
Date of Publication:                                      1997-03-01

Registration Number / Date:TX0005000784 / 1999-06-24

*Note copyrights generally last for the life of the author plus 70 years, or for works for hire, 95 years from the date of publication or 120 years from creation, whichever expires first.

Schedule III to Amended and Restated Collateral and Guarantee Agreement

Current HealthSouth Copyrights*

Title: Healthsouth spine intake questionnaire.
Description: 1 v.
Copyright Claimant: Healthsouth Corporation
Date of Creation:                                      1997
Date of Publication:                                      1997-03-01

Registration Number / Date:TXu000628380 / 1994-04-18
Title:LEIR cognitive scales and LEIR cognitive scales manual.
Description: 1 v.
Copyright Claimant: HealthSouth of Erie, Inc.
Date of Creation:                                      1994
Names:                 HealthSouth of Erie, Inc.

Registration Number / Date:TX0003302473 / 1992-05-11
Title:Workstart industrial rehabilitation program: work capacities assessment and work hardening.
Edition: 2nd ed.
Copyright Claimant: HealthSouth Rehabilitation Corporation
Date of Creation:                                      1989
Date of Publication:                                      1989-01-01

*Note copyrights generally last for the life of the author plus 70 years, or for works for hire, 95 years from the date of publication or 120 years from creation, whichever expires first.

Schedule IV to Amended and Restated Collateral and Guarantee Agreement

[Intentionally omitted]

Schedule V to Amended and Restated Collateral and Guarantee Agreement
Commercial Tort Claims

General Medicine, PC vs. HealthSouth Corporation, Civil Action No: CV-05-1483 In the Circuit Court of Jefferson County, Alabama

On August 16, 2004, General Medicine, P.C. (“General Medicine”) filed a lawsuit against HealthSouth Corporation (“HealthSouth”) seeking to recover alleged fraudulent transfers involving assets of Horizon/CMS Healthcare Corporation, a former subsidiary of HealthSouth (“Horizon/CMS”). The lawsuit was originally filed in the Circuit Court of Shelby County, Alabama, and later transferred to the Circuit Court of Jefferson County, Alabama on February 28, 2005 (the “Alabama Action”).  The underlying claim against Horizon/CMS originates from a services contract entered into in 1995 between General Medicine and Horizon/CMS whereby General Medicine agreed to provide medical director services to skilled nursing facilities owned by Horizon/CMS for a term of three years. Horizon/CMS terminated the agreement six months after it was executed, and General Medicine initiated a lawsuit in the United States District Court for the Eastern District of Michigan in 1996 (the “Michigan Action”). General Medicine’s complaint in the Michigan Action alleged that Horizon/CMS breached the services contract by wrongfully terminating General Medicine. HealthSouth acquired Horizon/CMS in 1997 and subsequently sold it to Meadowbrook Healthcare, Inc. (“Meadowbrook”) in 2001 pursuant to a stock purchase agreement. In 2004, Meadowbrook consented to the entry of a final judgment in the Michigan Action in the amount of $376 million (the “Consent Judgment”) in favor of General Medicine against Horizon/CMS for the alleged wrongful termination of the services contract with General Medicine. HealthSouth was not a party to the Michigan Action or the settlement negotiated by Meadowbrook. The settlement agreement, which was the basis for the Consent Judgment, provided that Meadowbrook would pay only $0.3 million to General Medicine to settle the Michigan Action. The settlement agreement further provided that General Medicine would seek to recover the remaining balance of the Consent Judgment solely from HealthSouth.

The complaint filed by General Medicine in the Alabama Action alleges that while Horizon/CMS was HealthSouth’s wholly owned subsidiary and General Medicine was an existing creditor of Horizon/CMS, HealthSouth caused Horizon/CMS to transfer its assets to HealthSouth for less than a reasonably equivalent value or, in the alternative, with the actual intent to defraud creditors of Horizon/CMS, including General Medicine, in violation of the Alabama Uniform Fraudulent Transfer Act. General Medicine’s complaint requests relief including recovery of the unpaid amount of the Consent Judgment, the avoidance of the subject transfers of assets, attachment of the assets transferred to HealthSouth, appointment of a receiver over the transferred properties, and a monetary judgment for the value of properties transferred. On September 2, 2008, General Medicine filed an amended complaint which alleges that HealthSouth should be held liable for the Consent Judgment under two new theories: fraud and alter ego. Specifically, General Medicine alleges that HealthSouth, while Horizon/CMS’s parent from 1997 to 2001 failed to observe corporate formalities in its operation and ownership of Horizon/CMS, misused its control of Horizon/CMS, stripped assets from Horizon/CMS,

Schedule V to Amended and Restated Collateral and Guarantee Agreement
Commercial Tort Claims

and engaged in other conduct which amounted to a fraud on Horizon/CMS’s creditors, including General Medicine.

In the Alabama Action, HealthSouth in its answer denied liability to General Medicine, and asserted counterclaims against General Medicine for fraud, injurious falsehood, tortious interference with business relations, conspiracy, unjust enrichment, and other causes of action. HealthSouth’s counterclaim, alleges that the Consent Judgment is the product of fraud, collusion and bad faith by General Medicine and Meadowbrook and, further, that these parties are guilty of a conspiracy to manufacture a lawsuit against HealthSouth in favor of General Medicine. The Alabama Action is in the discovery stage, but has been stayed subject to the outcome of the pending motions in the Michigan Action discussed below. HealthSouth intends to vigorously defend against General Medicine’s claims and to prosecute its counterclaims against General Medicine.

In the Michigan Action, HealthSouth filed a motion on October 17, 2008 asking the court to set aside the Consent Judgment on grounds that it was the product of fraud on the court and collusion by the parties. On May 21, 2009, the court granted HealthSouth’s motion to set aside the Consent Judgment on grounds that it was the product of fraud on the court. In its order setting aside the Consent Judgment, the court directed General Medicine and Horizon/CMS to confer with each other and the court’s case manager to determine what further proceedings are appropriate in the Michigan Action. On June 17, 2009, Horizon/CMS filed a motion for clarification requesting that the court rule that Horizon/CMS has fully complied with its obligations under the settlement agreement and is therefore not required to participate in any further proceedings. On July 21, 2009, General Medicine filed a motion to compel Horizon/CMS to enter into a new consent judgment in favor of General Medicine. On February 25, 2010, the court granted Horizon/CMS’s motion, denied General Medicine’s motion, and ruled that no further proceedings were necessary in the litigation. On March 9, 2010, General Medicine filed an appeal of the court’s decision to the Sixth Circuit Court of Appeals. On March 25, 2010, HealthSouth moved to intervene in General Medicine’s appeal, and on March 26, 2010, HealthSouth moved to dismiss a portion of General Medicine’s appeal as untimely. The Court of Appeals has stayed the appeal pending a ruling on HealthSouth’s motion to dismiss.

Richard M. Scrushy v. HealthSouth Corporation, In the Circuit Court of Jefferson County, Alabama CV 2005-07-364

On December 9, 2005, Richard M. Scrushy (“Scrushy”) filed a complaint against HealthSouth Corporation (“HealthSouth”) alleging that, as a result of Scrushy’s removal from the position of chief executive officer in March 2003, HealthSouth owed him in excess of $70 million pursuant to an employment agreement dated as of September 17, 2002. On December 28, 2005, HealthSouth counterclaimed against Scrushy, asserting claims for breach of fiduciary duty and fraud arising out of Scrushy’s tenure with HealthSouth, and seeking compensatory damages, punitive damages, and disgorgement of wrongfully obtained benefits. HealthSouth also asserted that any employment agreements with Scrushy should be void and unenforceable. On July 7, 2009, HealthSouth filed a motion for summary judgment on all claims by Scrushy based upon the Tucker court’s June 18, 2009 ruling (see below) that Scrushy’s employment agreements are void and rescinded.  The court does not intend to rule on this motion at the present time.

Schedule V to Amended and Restated Collateral and Guarantee Agreement
Commercial Tort Claims

On June 18, 2009, the Circuit Court of Jefferson County, Alabama ruled on HealthSouth derivative claims against Scrushy presented during a non-jury trial held May 2009. The court held Scrushy responsible for fraud and breach of fiduciary duties and awarded HealthSouth $2.9 billion in damages. On July 24, 2009, Scrushy filed a notice of appeal of the trial court’s decision, and the parties have submitted their briefs to the Supreme Court of Alabama.  HealthSouth, in coordination with derivative plaintiffs’ counsel, are attempting to locate, in order to collect the judgment, Scrushy’s current assets and other assets HealthSouth believes were improperly disposed of. Part of this effort is a fraudulent transfer complaint filed on July 2, 2009 against Scrushy and a number of related entities by derivative plaintiffs for the benefit of HealthSouth in the Circuit Court of Jefferson County, Alabama, captioned Tucker v. Scrushy (“Tucker”). In that same case, on August 26, 2009, Scrushy’s wife, Leslie Scrushy, filed a counterclaim against the plaintiffs and HealthSouth seeking a declaration that certain personal property belongs to her or her children and not to Scrushy. HealthSouth filed an answer in this case on September 24, 2009, denying Mrs. Scrushy’s entitlement to the relief she seeks. While these proceedings continue, some of Scrushy’s assets have been seized and sold at auction pursuant to the state law procedure for collection of a judgment. Other assets will likewise be sold from time to time. HealthSouth does not anticipate that any material amount of his assets, or the proceeds from their sale, will be distributed to HealthSouth or any other party until the final disposition of Scrushy’s appeal of the verdict. HealthSouth is obligated to pay 35% of any recovery from Scrushy along with reasonable out-of-pocket expenses to the attorneys for the derivative shareholder plaintiffs. Under the Consolidated Securities Action settlement, HealthSouth must also pay the federal plaintiffs 25% of any net recovery from Scrushy. After payment of these obligations and other amounts related to professional fees and expenses, HealthSouth expects its recovery to be between 40% and 45% of any amounts collected.

In March 2009, Scrushy filed an arbitration demand claiming HealthSouth is obligated under a separate indemnification agreement to indemnify him for certain costs associated with litigation and to advance to him his attorneys’ fees and costs. On May 14, 2009, the arbitrator ruled HealthSouth should deposit certain funds for attorneys’ fees in escrow until after a ruling in the Tucker litigation. As a result of the Tucker court’s June 18, 2009 ruling that Scrushy committed fraud and breached his fiduciary duties, the arbitrator allowed HealthSouth to withdraw all funds from the escrow. Any future obligation to pay such fees would be tied to the success of his appeal of the June 18, 2009 ruling.

Ernst & Young, LLP v. HealthSouth Corporation, In the Circuit Court of Jefferson County, Alabama

In March 2003, claims on behalf of HealthSouth Corporation (“HealthSouth”) were brought in Tucker against Ernst & Young, LLP (“E&Y”), alleging that from 1996 through 2002, when E&Y served as HealthSouth independent auditor, E&Y acted recklessly and with gross negligence in performing its duties, and specifically that E&Y failed to perform reviews and audits of HealthSouth financial statements with due professional care as required by law and by its contractual agreements with HealthSouth. The claims further allege E&Y either knew of or, in the exercise of due care, should have discovered and investigated the fraudulent and improper accounting practices being directed by certain officers and employees, and should have reported them to HealthSouth’s board of directors and the audit committee. The claims seek compensatory and punitive damages, disgorgement of fees received from HealthSouth by E&Y,

Schedule V to Amended and Restated Collateral and Guarantee Agreement
Commercial Tort Claims

and attorneys’ fees and costs. On March 18, 2005, E&Y filed a lawsuit captioned Ernst & Young LLP v. HealthSouth Corp. in the Circuit Court of Jefferson County, Alabama. The complaint asserts that the filing of the claims against HealthSouth was for the purpose of suspending any statute of limitations applicable to those claims. The complaint alleges HealthSouth provided E&Y with fraudulent management representation letters, financial statements, invoices, bank reconciliations, and journal entries in an effort to conceal accounting fraud. E&Y claims that as a result of HealthSouth actions, E&Y’s reputation has been injured and it has and will incur damages, expenses, and legal fees. On April 1, 2005, HealthSouth answered E&Y’s claims and asserted counterclaims related or identical to those asserted in the Tucker action. Upon E&Y’s motion, the Alabama state court referred E&Y’s claims and HealthSouth counterclaims to arbitration pursuant to a clause in the engagement agreements between HealthSouth and E&Y. On July 12, 2006, HealthSouth and the derivative plaintiffs filed an arbitration demand on behalf of HealthSouth against E&Y. On August 7, 2006, E&Y filed an answering statement and counterclaim in the arbitration reasserting the claims made in state court. In August 2006, HealthSouth and the derivative plaintiffs have agreed to jointly prosecute the claims against E&Y in arbitration.  The three-person arbitration panel that will adjudicate the claims and counterclaims in arbitration has been selected under rules of the American Arbitration Association (the “AAA”).  The arbitration process has begun. However, pursuant to an order of the AAA panel, all aspects of the arbitration are confidential.

Schedule VI to Amended and Restated Collateral and Guarantee Agreement
 Limited Liability Company and Partnership Interest Certificates

None

Schedule VII to Amended and Restated Collateral and Guarantee Agreement
Specified Borrower Litigation

Richard M. Scrushy v. HealthSouth Corporation, In the Circuit Court of Jefferson County, Alabama CV 2005-07-364

On December 9, 2005, Richard M. Scrushy (“Scrushy”) filed a complaint against HealthSouth Corporation (“HealthSouth”) alleging that, as a result of Scrushy’s removal from the position of chief executive officer in March 2003, HealthSouth owed him in excess of $70 million pursuant to an employment agreement dated as of September 17, 2002. On December 28, 2005, HealthSouth counterclaimed against Scrushy, asserting claims for breach of fiduciary duty and fraud arising out of Scrushy’s tenure with HealthSouth, and seeking compensatory damages, punitive damages, and disgorgement of wrongfully obtained benefits. HealthSouth also asserted that any employment agreements with Scrushy should be void and unenforceable. On July 7, 2009, HealthSouth filed a motion for summary judgment on all claims by Scrushy based upon the Tucker court’s June 18, 2009 ruling (see below) that Scrushy’s employment agreements are void and rescinded.  The court does not intend to rule on this motion at the present time.

On June 18, 2009, the Circuit Court of Jefferson County, Alabama ruled on HealthSouth derivative claims against Scrushy presented during a non-jury trial held May 2009. The court held Scrushy responsible for fraud and breach of fiduciary duties and awarded HealthSouth $2.9 billion in damages. On July 24, 2009, Scrushy filed a notice of appeal of the trial court’s decision, and the parties have submitted their briefs to the Supreme Court of Alabama.  HealthSouth, in coordination with derivative plaintiffs’ counsel, are attempting to locate, in order to collect the judgment, Scrushy’s current assets and other assets HealthSouth believes were improperly disposed of. Part of this effort is a fraudulent transfer complaint filed on July 2, 2009 against Scrushy and a number of related entities by derivative plaintiffs for the benefit of HealthSouth in the Circuit Court of Jefferson County, Alabama, captioned Tucker v. Scrushy (“Tucker”). In that same case, on August 26, 2009, Scrushy’s wife, Leslie Scrushy, filed a counterclaim against the plaintiffs and HealthSouth seeking a declaration that certain personal property belongs to her or her children and not to Scrushy. HealthSouth filed an answer in this case on September 24, 2009, denying Mrs. Scrushy’s entitlement to the relief she seeks. While these proceedings continue, some of Scrushy’s assets have been seized and sold at auction pursuant to the state law procedure for collection of a judgment. Other assets will likewise be sold from time to time. HealthSouth does not anticipate that any material amount of his assets, or the proceeds from their sale, will be distributed to HealthSouth or any other party until the final disposition of Scrushy’s appeal of the verdict. HealthSouth is obligated to pay 35% of any recovery from Scrushy along with reasonable out-of-pocket expenses to the attorneys for the derivative shareholder plaintiffs. Under the Consolidated Securities Action settlement, HealthSouth must also pay the federal plaintiffs 25% of any net recovery from Scrushy. After payment of these obligations and other amounts related to professional fees and expenses, HealthSouth expects its recovery to be between 40% and 45% of any amounts collected.

In March 2009, Scrushy filed an arbitration demand claiming HealthSouth is obligated under a separate indemnification agreement to indemnify him for certain costs associated with litigation and to advance to him his attorneys’ fees and costs. On May 14, 2009, the arbitrator ruled HealthSouth should deposit certain funds for attorneys’ fees in escrow until after a ruling in the Tucker litigation. As a result of the Tucker court’s June 18, 2009 ruling that Scrushy committed fraud and breached his fiduciary duties, the arbitrator allowed HealthSouth to withdraw all funds from the escrow. Any future obligation to pay such fees would be tied to the success of his appeal of the June 18, 2009 ruling.

Schedule VII to Amended and Restated Collateral and Guarantee Agreement
Specified Borrower Litigation

Ernst & Young, LLP v. HealthSouth Corporation, In the Circuit Court of Jefferson County, Alabama

In March 2003, claims on behalf of HealthSouth Corporation (“HealthSouth”) were brought in Tucker against Ernst & Young, LLP (“E&Y”), alleging that from 1996 through 2002, when E&Y served as HealthSouth independent auditor, E&Y acted recklessly and with gross negligence in performing its duties, and specifically that E&Y failed to perform reviews and audits of HealthSouth financial statements with due professional care as required by law and by its contractual agreements with HealthSouth. The claims further allege E&Y either knew of or, in the exercise of due care, should have discovered and investigated the fraudulent and improper accounting practices being directed by certain officers and employees, and should have reported them to HealthSouth’s board of directors and the audit committee. The claims seek compensatory and punitive damages, disgorgement of fees received from HealthSouth by E&Y, and attorneys’ fees and costs. On March 18, 2005, E&Y filed a lawsuit captioned Ernst & Young LLP v. HealthSouth Corp. in the Circuit Court of Jefferson County, Alabama. The complaint asserts that the filing of the claims against HealthSouth was for the purpose of suspending any statute of limitations applicable to those claims. The complaint alleges HealthSouth provided E&Y with fraudulent management representation letters, financial statements, invoices, bank reconciliations, and journal entries in an effort to conceal accounting fraud. E&Y claims that as a result of HealthSouth actions, E&Y’s reputation has been injured and it has and will incur damages, expenses, and legal fees. On April 1, 2005, HealthSouth answered E&Y’s claims and asserted counterclaims related or identical to those asserted in the Tucker action. Upon E&Y’s motion, the Alabama state court referred E&Y’s claims and HealthSouth counterclaims to arbitration pursuant to a clause in the engagement agreements between HealthSouth and E&Y. On July 12, 2006, HealthSouth and the derivative plaintiffs filed an arbitration demand on behalf of HealthSouth against E&Y. On August 7, 2006, E&Y filed an answering statement and counterclaim in the arbitration reasserting the claims made in state court. In August 2006, HealthSouth and the derivative plaintiffs have agreed to jointly prosecute the claims against E&Y in arbitration.  The three-person arbitration panel that will adjudicate the claims and counterclaims in arbitration has been selected under rules of the American Arbitration Association (the “AAA”).  The arbitration process has begun. However, pursuant to an order of the AAA panel, all aspects of the arbitration are confidential.

Exhibit I to the Collateral and Guarantee Agreement

SUPPLEMENT NO. _, dated as of [ ], 20[ ], to the Amended and Restated Collateral and Guarantee Agreement (the “Collateral Agreement”) dated as of October 26, 2010, among HEALTHSOUTH CORPORATION, a Delaware corporation (the “Borrower”), the Subsidiaries of HEALTHSOUTH CORPORATION identified therein and BARCLAYS BANK PLC, as Collateral Agent (in such capacity, the “Collateral Agent”).

A.           Reference is made to the Amended and Restated Credit Agreement dated as of October 26, 2010 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the lenders from time to time party thereto and Barclays Bank PLC, as administrative agent and collateral agent.

B.           Capitalized terms used herein (including in this preamble) and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement and the Collateral Agreement.

C.           The Grantors have entered into the Collateral Agreement in order to induce the Lenders to make Loans and each Issuing Bank to issue Letters of Credit.  Section 7.14 of the Collateral Agreement provides that additional Subsidiaries of the Borrower may become Subsidiary Parties under the Collateral Agreement by execution and delivery of an instrument in the form of this Supplement.  The undersigned Subsidiary (the “New Subsidiary”) is executing this Supplement in accordance with the requirements of the Credit Agreement and the Collateral Agreement to become a Subsidiary Party under the Collateral Agreement in order to induce the Lenders to make additional Loans and each Issuing Bank to issue additional Letters of Credit and as consideration for Loans previously made and Letters of Credit previously issued.

Accordingly, the Collateral Agent and the New Subsidiary agree as follows:

SECTION 1.  In accordance with Section 7.14 of the Collateral Agreement, the New Subsidiary by its signature below becomes a Subsidiary Party (and accordingly, becomes a Guarantor and a Grantor) under the Collateral Agreement with the same force and effect as if originally named therein as a Subsidiary Party and the New Subsidiary hereby (a) agrees to all the terms and provisions of the Collateral Agreement applicable to it as a Subsidiary Party, Grantor and Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor and Guarantor thereunder are true and correct on and as of the date hereof. In furtherance of the foregoing, the New Subsidiary, as security for the payment and performance in full of the Obligations (as defined in the Collateral Agreement), does hereby create and grant to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, their successors and assigns, a security interest in and lien on all of the New Subsidiary’s right, title and interest in and to the Collateral (as defined in the Collateral Agreement) of the New Subsidiary and subject to the provisions of the Collateral Agreement. Each reference to a “Guarantor” or “Grantor” in the Collateral Agreement shall be deemed to include the New Subsidiary.  The Collateral Agreement is hereby incorporated herein by reference.

SECTION 2.  The New Subsidiary represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Supplement shall become effective when the Collateral Agent shall have received a counterpart of this Supplement that bears the signature of the New Subsidiary and the Collateral Agent has executed a counterpart hereof.  Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

SECTION 4.  The New Subsidiary hereby represents and warrants that (a) set forth on Schedule I attached hereto is a true and correct schedule of the location of any and all Collateral of the New Subsidiary and (b) set forth under its signature hereto, is the true and correct legal name of the New Subsidiary, its jurisdiction of formation and the location of its chief executive office.

SECTION 5.  Except as expressly supplemented hereby, the Collateral Agreement shall remain in full force and effect.

SECTION 6.  THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 7.  In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Collateral Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction).  The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8.  All communications and notices hereunder shall be in writing and given as provided in Section 7.01 of the Collateral Agreement.

SECTION 9. The New Subsidiary agrees to reimburse the Collateral Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Collateral Agent.

IN WITNESS WHEREOF, the New Subsidiary and the Collateral Agent have duly executed this Supplement to the Collateral Agreement as of the day and year first above written.

[NAME OF NEW SUBSIDIARY}

By:
Name
Title

Legal Name:
Jurisdiction of Formation
Location of Chief Executive office:

BARCLAYS BANK PLC, AS COLLATERAL AGENT,

By:
Name:
Title:

Exhibit II to the Collateral and Guarantee Agreement

[Form of Perfection Certificate]

Ex. II - 1

EXECUTION VERSION

EXHIBIT B

[FORM OF]

PERFECTION CERTIFICATE

Reference is made to the Amended and Restated Credit Agreement dated as of October [__], 2010 (the “Credit Agreement”), among HealthSouth Corporation (the “Borrower”), the lenders from time to time party thereto (the “Lenders”) and Barclays Bank PLC, as the administrative agent and the collateral agent (in such capacities, the “Administrative Agent”). Capitalized terms used but not defined herein have the meanings assigned in the Credit Agreement or the Collateral and Guarantee Agreement referred to therein, as applicable.

The undersigned, a Financial Officer and the chief legal officer, respectively, of the Borrower, on this the [_____](the “Effective Date”), hereby certify to the Administrative Agent and each other Secured Party as follows:

1.	Names and Formation.

(a) The exact legal name of the Borrower and each subsidiary of the Borrower that is a Subsidiary Loan Party as of the Effective Date (each individually, a “Grantor” and collectively, the “Grantors”), as such name appears in its respective certificate of formation, is as set forth on Schedule 1 attached hereto in the column entitled “Legal Name of Grantor”.

(b) The jurisdiction of formation of each Grantor that is a registered organization is set forth on Schedule 1 attached hereto in the column entitled “State of Grantor’s Formation”.

(c) Set forth on Schedule 1 attached hereto in the column entitled “Grantor’s Other Legal Names (last 5 years)” is each other legal name each Grantor has had in the past five years, together with the date of the relevant change.

(d) Except as set forth in Schedule 1 attached hereto in the column entitled “Changes in Grantor’s Identity or Corporate Structure (last 5 years)”, no Grantor has changed its identity or corporate structure in any way within the past five years. Changes in identity or corporate structure would include mergers, consolidations and acquisitions, as well as any change in the form, nature or jurisdiction of organization. If any such change has occurred, include in Schedule 1 the information required by Sections 1 and 2 of this certificate as to each acquiree or constituent party to a merger or consolidation.

(e) Set forth on Schedule 1 attached hereto in the column entitled “All Other Names used by Grantor, including Trade Names (last 5 years)” is a list of all other names (including trade names or similar appellations) used by each Grantor or any of its divisions or other business units in connection with the conduct of its business or the ownership of its properties at any time during the past five years.

[Exhibit B - Perfection Certificate]

(f) Set forth on Schedule 1 attached hereto in the column entitled “Grantor’s Organizational ID #” is the Organizational Identification Number, if any, issued by the jurisdiction of formation of each Grantor that is a registered organization.

(g) Set forth on Schedule 1 attached hereto in the column entitled “Grantor’s FEIN #” is the Federal Taxpayer Identification Number of each Grantor.

2.	Current Locations.

(a) The chief executive office of each Grantor is located at the address set forth on Schedule 2 attached hereto in the column entitled “Location of Grantor’s Chief Executive Office”.

(b) Set forth on Schedule 2 attached hereto in the column entitled “Location Where Grantor’s Books and Records are Maintained” are all locations where such Grantor maintains any books or records relating to any Accounts Receivable (with each location at which chattel paper, if any, is kept being indicated by an “*”).

(c) Set forth on Schedule 2 attached hereto in the column entitled “Location Where Grantor’s Material Collateral is Maintained” are all the locations where such Grantor maintains any material Equipment or other material Collateral.

(d) Set forth on Schedule 2 attached hereto in the column entitled “Other Material Places of Business of Grantor” are all the material places of business of such Grantor not identified in paragraph (a), (b) or (c) above.

(e) Set forth on Schedule 2 attached hereto in the column entitled “Persons Other than Grantor Having Possession of Material Collateral” are the names and addresses of all Persons other than such Grantor that have possession of any of the material Collateral of such Grantor.

3.
Unusual Transactions. All Accounts have been originated by the Grantors and their predecessors in interest and all Inventory has been acquired by the Grantors and their predecessors in interest in the ordinary course of business.

4.
File Search Reports.  File search reports have been obtained from each Uniform Commercial Code filing office identified with respect to such Grantor in Section 2 hereof, and such search reports reflect no liens against any of the Collateral other than those permitted under the Credit Agreement.13

5.	[Intentionally omitted]

6.	[Intentionally omitted]

7.
Stock Ownership and other Equity Interests. Attached hereto as Schedule 7 is a true and correct list of all the issued and outstanding stock, partnership interests, limited liability company membership interests or other equity interests that evidence the Borrower’s ownership interest in each Grantor and the record and beneficial owners of such stock, partnership interests, membership interests or other equity interests. Also set forth on Schedule 7 is each equity investment of the Borrower that represents 50% or less of the equity of the entity in which such investment was made.

13 This disclosure is applicable only to the Effective Date.

[Exhibit B - Perfection Certificate]

8.
Debt Instruments. Attached hereto as Schedule 8 is a true and correct list of all promissory notes and other evidence of indebtedness held by the Borrower and each Subsidiary that are required to be pledged under the Collateral and Guarantee Agreement, including all intercompany notes between the Borrower and each Subsidiary and each Subsidiary and each other Subsidiary.

9.
Advances. Attached hereto as Schedule 9 is (a) a true and correct list of all outstanding advances (not arising through the ordinary course of operation of the Borrower’s cash management system) made by the Borrower to any Subsidiary or made by any Subsidiary to the Borrower or to any other Subsidiary (other than those identified on Schedule 8), which outstanding advances will be on and after the date hereof evidenced by one or more intercompany notes pledged to the Administrative Agent under the Collateral and Guarantee Agreement and (b) a true and correct list of all unpaid intercompany transfers of goods sold and delivered by or to the Borrower or any Subsidiary.

10.
Mortgage Filings. Attached hereto as Schedule 10 is a schedule setting forth each property that is included within the definition of Mortgaged Property as of the Effective Date, and for each such property (a) the exact name of the Person that, to the best knowledge of Borrower, owns or leases such property as such name appears in its certificate of incorporation or other organizational document, (b) the street address, city and state where each property is located, (c) if a leased property, the name, to the best knowledge of Borrower, of the owner of the fee simple interest in the property, and (d) in the “Comments” column of Schedule 10, additional information which may affect such Person’s ability to grant a first priority security interest in such property.

11.	Intellectual Property.

(a) Attached hereto as Schedule 11 (a) is a schedule setting forth all of each Grantor’s: (1) registered Patents and Patent Applications, including the name of the registered owner, type, registration or application number and the expiration date (if already registered) of each registered Patent and Patent Application owned by any Grantor, (ii) registered Trademarks and Trademark Applications, including the name of the registered owner, the registration or application number and the expiration date (if already registered) of each registered Trademark and Trademark application owned by any Grantor.

(b) Attached hereto as Schedule 11(b) is a schedule setting forth all of each Grantor’s registered Copyrights and Copyright Applications, including the name of the registered owner, title, the registration number or application number and the expiration

[Exhibit B - Perfection Certificate]

date (if already registered) of each registered Copyright or Copyright Application owned by any Grantor.

12.	Commercial Tort Claims. Attached hereto as Schedule 12 is a true and correct list of all commercial tort claims in excess of $3,000,000 held by any Grantor, including a brief description thereof.

13.
Deposit Accounts. Attached hereto as Schedule 13 is a true and correct list of all Specified Deposit Accounts maintained by the Grantors, including the name and address of the depositary institution, the type of account and the account number.

14.
Securities Accounts. Attached hereto as Schedule 14 is a true and correct list of securities accounts maintained by the Grantors, including the name and address of the intermediary institution, the type of account and the account number.

IN WITNESS WHEREOF, the undersigned have duly executed this Perfection Certificate as of the Effective Date.

HEALTHSOUTH Corporation

By:	/s/
Name
Title

By:	/s/
Name
Title

  [Exhibit B - Perfection Certificate]